Exhibit 10.2

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made as of August 22, 2018 (“Effective Date”), by and between Angion Biomedica Corp., a Delaware Corporation (“Angion”), having a place of business at 51 Charles Lindbergh Boulevard, Uniondale, New York, U.S.A., and Sinovant Sciences HK Limited, a company incorporated under the laws of Hong Kong with registered number 2639646 (“Sinovant”), having its registered office at 9/F Three Exchange Square, Central, Hong Kong.  Sinovant and Angion are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Angion owns certain intellectual property relating to the Compound (as defined below) being investigated for, among other indications, the treatment of delayed graft function and acute kidney injury; and

WHEREAS, Angion wishes to grant a license to Sinovant and Sinovant wishes to take a license under such intellectual property rights to develop and commercialize the Compound in certain territories in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency which are hereby acknowledged, Sinovant and Angion, intending to be legally bound, hereby agree as follows.

ARTICLE 1
DEFINITIONS

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized, shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1          “AAA” has the meaning set forth in Section 14.9(b) (Dispute Resolution).

1.2          “Active Pharmaceutical Ingredient” means any substance intended to be used in a pharmaceutical product that when used becomes an active ingredient of that product intended to exert a pharmacological, immunological or metabolic action with a view to restoring, correcting or modifying physiological functions in man or animal or to make a medical diagnosis; but excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies.

1.3          “Acute Kidney Injury” means any Indication, other than a Delayed Graft Function, that [****].

1.4          “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

Confidential	EXECUTION VERSION

control with such first Person, but for only so long as such control exists.  For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control”) means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (b) direct or indirect beneficial ownership of more than fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such entity.

1.5          “Aggregate Annual Net Sales” has the meaning set forth in Section 8.4(a) (Royalty Rate).

1.6          “Agreement” has the meaning set forth in the preamble to this Agreement.

1.7          “Angion” has the meaning set forth in the preamble to this Agreement.

1.8          “Angion CMOs” has the meaning set forth in Section 6.2(b) (Manufacturing Technology Transfer - subsection (b)).

1.9          “Angion Indemnitees” has the meaning set forth in Section 13.2 (Indemnification by Sinovant).

1.10        “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, anti-corruption legislation of the PRC, including the PRC Anti-Unfair Competition Law, the Interim Provisions on Prohibition of Commercial Bribery adopted by the State Administration of Industry and Commerce, and Articles 164, 389, 391, 392 and 393 of the PRC Criminal Law and their respective People’s Procuratorate, other provincial, municipal or local anti-corruption legislation or regulations of the PRC, and any similar anti-corruption-related Applicable Laws adopted in Hong Kong, Macau or Taiwan, as well as Applicable Laws related to the prevention of fraud, racketeering, money laundering or terrorism.

1.11        “Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, guidances, ordinances, judgments, decrees, directives, injunctions, orders, permits (including MAAs) of or from any court, arbitrator, Regulatory Authority or Government Authority having jurisdiction over or related to the subject item, including all applicable GLPs, GCPs, GMPs, and GDPs.

1.12        “Appointing Party” has the meaning set forth in Section 3.2(d) (Appointment Not an Obligation).

1.13        “Assisting Party” has the meaning set forth in Section 10.7 (Reporting of Financial Information).

1.14        “Auditor” has the meaning set forth in Section 8.10 (Audit Dispute).

1.15        “Business Day” means a day other than a Saturday, Sunday or a bank or other public holiday in Hong Kong or New York.

1.16        “Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31; provided, that, the first Calendar Quarter hereunder will be deemed to commence on the Effective Date and end on September 30, and the final Calendar Quarter will be deemed to end on the date that this Agreement expires or is terminated.

1.17        “Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31; provided, that, the first Calendar Year hereunder will be deemed to commence on the Effective Date and end on December 31, and the final Calendar Year will be deemed to end on the date that this Agreement expires or is terminated.

1.18        “CFDA” means the China Food and Drug Administration or any successor entity thereto.

1.19        “CFR” means the U.S. Code of Federal Regulations.

1.20        “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, legal costs and other expenses of any nature.

1.21        “CMC” means chemistry, manufacturing, and controls.

1.22        “CMO” means contract Manufacturing organization.

1.23        “Combination Product” means any Licensed Product comprising the following, either formulated together (i.e., a fixed dose combination) or packaged together and sold for a single price: (a) a Compound and (b) at least one other Active Pharmaceutical Ingredient that is [****].

1.24        “Commercialization” means the conduct of all activities undertaken before and after Regulatory Approval relating to the promotion, marketing, offering for sale, sale, having sold and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering Licensed Products to customers) of Licensed Products, including: (a) sales force efforts, detailing, advertising, medical education, planning, marketing, sales force training, and sales and distribution; and (b) scientific and medical affairs.  For clarity, Commercialization does not include any Development or Manufacturing activities, whether conducted before or after Regulatory Approval.  “Commercialize” and “Commercializing” have correlative meanings.

1.25        “Commercialization Plan” has the meaning set forth in Section 7.2 (Commercialization Plan).

1.26        “Commercialization Records” has the meaning set forth in Section 7.3(iv) (Commercial Diligence).

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

1.27        “Commercially Reasonable Efforts” means, with respect to an entity’s obligations under this Agreement relating to Compound and Licensed Products, those efforts and resources that [****], taking into account [****]; provided, that in any event each Party shall use no less than [****].  The Parties hereby agree that the level of effort may be different for different markets and may change over time, reflecting changes in the status of the aforementioned attributes and potential of the Licensed Products.  Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party: (i) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (ii) set objectives for carrying out such obligations, and (iii) allocate resources designed to advance progress with respect to such objectives.

1.28        “Competing Product” means any compound or product that is intended to [****], other than the Compound or a Licensed Product.

1.29        “Compound” means the small molecule referred to by Angion as BB3 having the structure set forth on Exhibit A and any salt form, base form, pro-drug, ester, tautomer, metabolite, crystalline polymorph, and hydrate or solvate thereof.

1.30        “Confidential Information” of a Party means all Know-How, unpublished patent applications and other information and data of a financial, commercial, business, operational, scientific, clinical, medical or technical nature of such Party that is disclosed or made available by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic or other form, under this Agreement.  The terms of this Agreement are the Confidential Information of both Parties.

1.31        “Control” or “Controlled” means, with respect to any Know-How, Patent or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise, other than by virtue of any license granted to such Party by the other Party pursuant to this Agreement) to grant a license, sublicense, access or other right (as applicable) under such Know-How, Patent, or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.  Notwithstanding the foregoing, for purposes of Sections 8.5(a) and 12.3(g), Control means, with respect to any Know-How, Patent or other intellectual property rights, that the Person to whom “Control” is attributed has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or other right (as applicable) under such Know-How, Patent, or other intellectual property rights.

1.32        “CTA” means a Clinical Trial Application that is required to initiate a clinical trial for registering a drug product under the Drug Administration Law as defined in Section 1.40, including the PRC Administrative Measures for Drug Registration (Order No. 28 of the then State Food and Drug Administration of China issued in 2007) or equivalents thereof under future Chinese or other laws and regulations in the Territory, as the same may be amended from time to time.

1.33        “Delayed Graft Function” means any Indication in the context of a renal transplant that specifically references or otherwise covers (a) [****], (b) [****], or (c) [****].  For

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

clarity, the Indication of Delayed Graft Function includes either or both [****] Delayed Graft Function.

1.34        “Develop” or “Development” means to develop (including clinical, non-clinical and CMC development), research, analyze, test and conduct preclinical, clinical and all other regulatory trials for the Compound or a Licensed Product, including all post-approval clinical trials, as well as all related regulatory activities and any and all activities pertaining to new Indications, pharmacokinetic studies and all related activities including work on new formulations, new methods of treatment and CMC activities including new manufacturing methods.  “Developing” and “Development” have correlative meanings.

1.35        “Development Plan” has the meaning set forth in Section 4.2 (Development Plan).

1.36        “Development Records” has the meaning set forth in Section 4.5 (Development Records).

1.37        [****]

1.38        “Disclosing Party” has the meaning set forth in Section 10.1(a) (Duty of Confidence - subsection (a)).

1.39        “Dollar” means U.S. dollars, and “$” shall be interpreted accordingly.

1.40        “Drug Administration Law” means the laws, rules and regulation applicable to drug administration in the Territory, as amended from time to time.

1.41        “Effective Date” has the meaning set forth in the preamble to this Agreement.

1.42        “Excluded Claim” has the meaning set forth in Section 14.9(g) (Dispute Resolution - subsection (g)).

1.43        “Executive Officers” has the meaning set forth in Section 3.3 (JDC Decision Making).

1.44        “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.45        “First Commercial Sale” means, with respect to any Licensed Product in any country or jurisdiction in the Territory, the first arm’s length sale of such Licensed Product by Sinovant, its Affiliates or Sublicensees to a Third Party for commercial distribution, use or consumption in such country or jurisdiction.

1.46        “Fiscal Year” means the period from April 1 of a Calendar Year through March 31 of the following Calendar Year; provided, that, the first Fiscal Year hereunder will be deemed to commence on the Effective Date and end on March 31 of the following Calendar Year, and the final Fiscal Year will be deemed to end on the date that this Agreement expires or is terminated.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.47        “GAAP” means the then-current Generally Accepted Accounting Principles or International Financial Reporting Standards (IFRS), whichever is adopted as the standard financial accounting guideline in the United States for public companies, as consistently applied.

1.48        “Generic Product” means, with respect to a Licensed Product in a given country in the Territory, any other prescription pharmaceutical product (a) that is not produced, licensed or owned by Sinovant, any of its Affiliates or any Sublicensee, (b) that contains the Compound and the same other Active Pharmaceutical Ingredient(s), if any, of such Licensed Product, (c) uses the same formulation and mode of administration as such Licensed Product, (d) with respect to which a Third Party (other than a Sublicensee) has received Regulatory Approval for a Marketing Authorization Application for such other product in such jurisdiction in reliance on the approved Marketing Authorization Application for such Licensed Product in such formulation and mode of administration in such country (such as Class 4 chemical drugs under the 2016 No. 51 Notice of CFDA), and (e) is listed in the Catalogue of Approved Drug Products as substitutable for such Licensed Product in the Territory.

1.49        “GCP” means all applicable current good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (a) 21 CFR Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as amended from time to time, and (b) the Good Clinical Practice for Drugs as set forth in Order No. 3 of the then State Food and Drug Administration of China issued in 2003, and applicable regulations promulgated thereunder, as amended from time to time.

1.50        “GDP” means all applicable current good trade and distribution practices including, as applicable, (a) the Good Distribution Practices for Pharmaceutical Products of the World Health Organization, as amended from time to time, and (b) the Good Distribution Practice (also known as Good Supply Practice) for Drugs as set forth in Order No. 28 of the CFDA issued in 2016, and applicable regulations promulgated thereunder, as amended from time to time.

1.51        “GLP” means all applicable current standards for laboratory activities for pharmaceuticals including, as applicable, (a) the requirements as set forth in the FDA’s Good Laboratory Practice regulations as defined in 21 CFR. Part 58 and/or the Good Laboratory Practice principles of the Organization for Economic Co-Operation and Development, as amended from time to time, and (b) the Good Laboratory Practice of Non-Clinical Study of Drugs as set forth in Order No. 34 of the CFDA issued in 2017, and applicable regulations promulgated thereunder, as amended from time to time.

1.52        “GMP” mean all applicable current good manufacturing practices including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 CFR. Parts 4, 210, 211, 601, 610 and 820, as amended from time to time, and (b) the Good Manufacturing Practice for Drugs as set forth in Order No. 79 of the then Ministry of Health of China as amended in 2010, and applicable regulations promulgated thereunder, as amended from time to time.

1.53        “Government Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.54        “Incremental Withholding Tax” means any withholding Taxes that are imposed with respect to any payment under this Agreement as a result of [****].

1.55        “IND” means any investigational new drug application, CTA, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigation filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.56        “Indemnified Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.57        “Indemnifying Party” has the meaning set forth in Section 13.3 (Indemnification Procedure).

1.58        “Indication” means a separate and distinct disease, disorder, illness or health condition [****].

1.59        “Invention” means any process, method, composition of matter, pharmaceutical composition, article of manufacture, discovery or finding, patentable or otherwise, that is made, generated, conceived or otherwise invented as a result of a Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates or Sublicensees, agents or independent contractors, including all rights, title and interest in and to the intellectual property rights therein.

1.60        “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.1 (Joint Development Committee).

1.61        “Joint Inventions” has the meaning set forth in Section 9.1(b) (Ownership of Inventions).

1.62        “Joint Patents” has the meaning set forth in Section 9.1(b) (Ownership of Inventions).

1.63        “Know-How” means any information, including discoveries, improvements, modifications, processes, methods, techniques, protocols, formulas, data, inventions (including Inventions), know-how, trade secrets and results, patentable or otherwise, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patents.

1.64        “Licensed Field” means all therapeutic uses in humans and animals.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED]

1.65        “Licensed Know-How” means all Know-How that Angion Controls as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, and/or Manufacture of the Compound or Licensed Product and/or Commercialization of any Licensed Product in the Licensed Field including Angion Sole Inventions and Angion’s interest in any Joint Inventions.

1.66        “Licensed Manufacturing Know-How” has the meaning set forth in Section 6.2(a) (Manufacturing Technology Transfer - subsection (a)).

1.67        “Licensed Patents” means all Patents in the Territory that Angion Controls as of the Effective Date or during the Term that are necessary or reasonably useful for the Development, and/or Manufacture of the Compound or Licensed Product and/or Commercialization of any Licensed Product in the Licensed Field in the Territory, including Angion’s interest in Patents claiming Angion Sole Inventions and the Joint Patents in the Territory.  The Licensed Patents abandoned, existing and/or anticipated as of the Effective Date are listed on Exhibit B.

1.68        “Licensed Product” means any pharmaceutical product that contains a Compound (but no other Active Pharmaceutical Ingredient Controlled by Angion), alone or as part of Combination Product in any dosage form or formulation.  For clarity, Angion does not have the right to Develop or Commercialize any Combination Product in the Licensed Field in the Territory during the Term.

1.69        “Licensed Technology” means the Licensed Know-How and Licensed Patents.

1.70        “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to market a Licensed Product (but excluding Pricing Approval) in any particular jurisdiction and all amendments and supplements thereto.

1.71        “Major Generic Competition” means, on a Licensed Product-by-Licensed Product and country-by-country basis, that, in a given Calendar Quarter, one or more Third Parties is selling a Generic Product in such country and the [****].

1.72        “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, in-process and finished testing, shipping (excluding shipping of Licensed Products, which is a component of Commercialization), storing (excluding storing of Licensed Products, which is a component of Commercialization), or release of a product or any ingredient or intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, test method development and stability testing, formulation, quality assurance and quality control of the any compound, product or intermediate, and regulatory affairs with respect to the foregoing.

1.73        “Manufacturing Records” has the meaning set forth in Section 6.3 (Manufacturing Records).

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.74        “Manufacturing Transfer Period” has the meaning set forth in Section 6.2(a) (Manufacturing Technology Transfer - subsection (a)).

1.75        “Minor Generic Competition” means, on a Licensed Product-by-Licensed Product and country-by-country basis, that, in a given Calendar Quarter, one or more Third Parties is selling a Generic Product in such country and the [****].

1.76        “NDA” means a New Drug Application (as more fully defined in 21 CFR. §314.5 et seq. or successor regulation) and all amendments and supplements thereto filed with the FDA.

1.77        “Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced for sales or other dispositions of such Licensed Product by or on behalf of Sinovant, its Affiliates and Sublicensees to Third Parties, less the following deductions to the extent included in the gross invoiced sales price for such Licensed Product or otherwise paid or incurred by Sinovant or its Affiliates, as applicable, with respect to the sale or other disposition of such Licensed Product:

(a)           normal and customary trade and quantity discounts, allowances, and credits actually allowed and properly taken with respect to sales of such Licensed Product;

(b)           credits or allowances given or made for rejection or return of previously sold Licensed Products or for retroactive price reductions and billing errors;

(c)           discounts, rebates, reimbursements, and chargeback payments granted to managed health care organizations or other health care institutions (including hospitals), health care administrators, patient assistance or similar programs, pharmacy benefit managers (or equivalents thereof), wholesalers and other distributors, pharmacies and other retailers, group purchasing organizations or other buying groups, health maintenance organizations, national, state/provincial, local, and other governments, their agencies and purchasers and reimbursers, any other providers of health insurance coverage, or to trade customers;

(d)           costs of freight, insurance, and other transportation charges related to the distribution of such Licensed Product in respect of sales or other dispositions of Licensed Products that are paid by Sinovant or any Sublicensee without reimbursement by the purchaser or any other Third Party;

(e)           any Taxes levied on or with respect to such Licensed Product (excluding Taxes imposed on or with respect to net income, however, denominated);

(f)            the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Licensed Product; and

(g)           amounts invoiced for sales of Licensed Product that are written off as uncollectible after reasonable collection efforts, in accordance with GAAP and standard practices of the applicable party, but in any event not exceeding [****] of gross sales in a Calendar Quarter.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

If a Licensed Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been invoiced had the transaction been conducted at arm’s length and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Licensed Product in arm’s length transactions in the relevant jurisdiction in the relevant Calendar Quarter.

Such amounts shall be determined in accordance with GAAP, consistently applied, with applicable deductions in each and every case taken solely to the extent permitted to be taken as a deduction in accordance with GAAP.

All deductions shall only be allowed to the extent they are commercially reasonable and shall be determined, on a jurisdiction by jurisdiction basis, as incurred in the ordinary course of business in type and amount consistent with standard practices of each of, as applicable, Sinovant, its Affiliate, or a Sublicensee.  If the accrued amount with respect to a deduction is determined in a subsequent Calendar Quarter to have been greater than the actual amount of such deduction, the amount over-accrued shall be included in Net Sales in such subsequent Calendar Quarter.

For purposes of determining Net Sales, a Licensed Product shall be deemed to be sold when billed or invoiced and a sale shall not include transfers or dispositions of such Licensed Product for pre-clinical or clinical purposes or provided in good faith as samples or through patient assistance programs, in each case, without charge.

In the event that a Licensed Product is sold as part of a Combination Product, then Net Sales for such product shall be determined by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction, A / (A+B) where A is the weighted average sale price of such Licensed Product when sold separately in finished form, and B is the weighted average sale price of the other active compound or ingredient in the Combination Product sold separately in finished form.

In the event that the weighted average sale price of a Licensed Product can be determined but the weighted average sale price of the other active compound or ingredient in the Combination Product cannot be determined, then Net Sales for such product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the fraction A / C where A is the weighted average sale price of such Licensed Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of the other active compounds or ingredients in the Combination Product can be determined but the weighted average sale price of such Licensed Product cannot be determined, Net Sales for such product shall be calculated by multiplying the net sales of the Combination Product (as calculated in accordance with analogous criteria as set forth above for the “Net Sales” definition) by the following formula: one (1) minus B / C where B is the weighted average sale price of the other active compound or ingredient in the

Combination Product when sold separately in finished form and C is the weighted average sale price of the Combination Product.

In the event that the weighted average sale price of both a Licensed Product and the other active compound or ingredient in the Combination Product cannot be determined, then the Parties shall agree in good faith on an appropriate apportionment.

1.78        “non-Appointing Party” has the meaning set forth in Section 3.2(d) (Appointment Not an Obligation).

1.79        [****].

1.80        “Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

1.81        “Patent” means all patents and patent applications, including all provisionals, substitutions, divisionals, reissues, reexaminations, renewals, continuations, continuations-in-part, substitute applications, priority applications and inventors’ certificates, extensions and supplemental certificates and any and all foreign equivalents of the foregoing.

1.82        “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.83        “Pharmacovigilance Agreement” has the meaning set forth in Section 5.8 (Pharmacovigilance)

1.84        “Pricing Approval” means such governmental approval, agreement, determination or decision establishing prices for a Licensed Product that can be charged and/or reimbursed in a regulatory jurisdiction where the applicable Government Authorities approve or determine the price and/or reimbursement of pharmaceutical products and where such approval or determination is necessary for the commercial sale of such Licensed Product in such jurisdiction.

1.85        “Prior NDA” has the meaning set forth in Section 14.3 (Entire Agreement; Modification).

1.86        “Product Infringement” has the meaning set forth in Section 9.4(a) (Notice).

1.87        “Product Trademarks” has the meaning set forth in Section 9.8 (Trademarks).

1.88        [****]

1.89        “Receiving Party” has the meaning set forth in Section 10.1(a) (Duty of Confidence - subsection (a)).

1.90        “Registering Party” has the meaning set forth in Section 10.7 (Reporting of Financial Information).

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

1.91                        “Regulatory Approval” means all approvals that are necessary for the commercial sale of a Licensed Product in a given country or regulatory jurisdiction including, to the extent applicable, Pricing Approvals.

1.92                        “Regulatory Authority” means any applicable Government Authority responsible for granting Regulatory Approvals for Licensed Product, including the CFDA, and any corresponding national or regional regulatory authorities.

1.93                        “Regulatory Data” means any regulatory, pre-clinical, clinical and non-clinical data, post-marketing data and information which is generated by a Party, its Affiliates, or its Sublicensee (or sublicensee) in connection with the Development, Manufacturing and/or Commercialization of the Compound and/or Licensed Product, including Regulatory Filings, and Regulatory Approvals.

1.94                        “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than Patents, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, or pediatric exclusivity.

1.95                        “Regulatory Filings” means, with respect to the Compound or Licensed Product, any submission to a Regulatory Authority of any appropriate regulatory application specific to the Compound or Licensed Products, and shall include any submission to a regulatory advisory board and any supplement or amendment thereto.  For the avoidance of doubt, Regulatory Filings shall include any IND, NDA (including any “supplemental” NDA), MAA, Regulatory Approval or the corresponding application in any other country or jurisdiction.

1.96                        “Remedial Action” has the meaning set forth in Section 5.7 (Remedial Actions).

1.97                        “Respective Territory” means, in the case of Sinovant, the Territory, and in the case of Angion, all countries of the world outside the Territory.

1.98                        “Royalty Term” has the meaning set forth in Section 8.4(b) (Royalty Term).

1.99                        “SEC” has the meaning set forth in Section 10.6(a) (Publicity/Use of Names - subsection (a)).

1.100                 “Sinovant” has the meaning set forth in the preamble to this Agreement.

1.101                 “Sinovant Know-How” means all Know-How that Sinovant Controls as of the Effective Date or during the Term that is necessary or reasonably useful for the Development, Manufacture or Commercialization of any Compound or Licensed Product in the Licensed Field, including Sinovant Data, Sinovant Sole Inventions and Sinovant’s interest in any Joint Inventions.

1.102                 “Sinovant Data” has the meaning set forth in Section 9.1(a) (Data).

1.103                 “Sinovant Indemnitees” has the meaning set forth in Section 13.1 (Indemnification by Angion).

1.104                 “Sinovant Patents” means all Patents that Sinovant Controls as of the Effective Date or during the Term that are necessary or reasonably useful for the Development, Manufacture or Commercialization of any Compound or Licensed Product in the Licensed Field, including Patents claiming Sinovant Sole Inventions and Sinovant’s interest in the Joint Patents.

1.105                 “Sinovant Technology” means the Sinovant Know-How and the Sinovant Patents.

1.106                 “Sole Inventions” has the meaning set forth in Section 9.1(b) (Ownership of Inventions).

1.107                 “Sublicense” means a license or sublicense to Develop, make, use, import, promote, offer for sale or sell any Compound or Licensed Product.

1.108                 “Sublicensee” means a Third Party to whom Sinovant or its Affiliate has granted a Sublicense in accordance with the terms of this Agreement.

1.109                 “Subsidiary” means with respect to a Person, any entity that, directly or indirectly through one or more intermediaries is controlled by that Person, but for only so long as such control exists.

1.110                 “Tax” or “Taxes” means any (a) all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, assessments and other charges in the nature of a tax (and all interest and penalties thereon and additions thereto imposed by any Government Authority), including without limitation all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, escheat, estimated or withholding taxes, and all customs and import duties, together with all interest, penalties and additions thereto imposed with respect to such amounts, in each case whether disputed or not; (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (c) any liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or (b).

1.111                 “Term” has the meaning set forth in Section 11.1 (Term).

1.112                 “Territory” means the People’s Republic of China (PRC), the Hong Kong Special Administrative Region of the People’s Republic of China, the Macau Special Administrative Region of the People’s Republic of China, and Taiwan.

1.113                 “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.114                 “Transfer Plan” has the meaning set forth in Section 2.4 (Initial Transfer of Know-How and Materials).

1.115                 “Transfer Tax” has the meaning set forth in Section 8.8(c) (Transfer Tax).

1.116                 “United States” or “U.S.” means the United States of America including its territories and possessions.

1.117                 “Valid Claim” means, with respect to any country, a claim of (a) an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been cancelled, revoked, held invalid or unenforceable by a decision of a patent office or other Government Authority of competent jurisdiction from which no appeal can be taken (or from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise or (b) a pending Patent application that was filed and is being prosecuted in good faith, has been pending for no more than [****] ([****]) years, and has not been abandoned or finally disallowed or rejected from which no appeal has been or can be taken.

1.118                 “VAT” has the meaning set forth in Section 8.8(d) (Value Added Tax).

1.119                 Interpretation.  In this Agreement, unless otherwise specified:

(a)                                 “includes” and “including” shall mean, respectively, includes without limitation and including without limitation;

(b)                                 words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)                                  words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear; and

(d)                                 the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall include references to the Exhibits and attachments.

ARTICLE 2
LICENSE

2.1                               Licenses to Sinovant.  Subject to the terms and conditions of this Agreement, Angion hereby grants to Sinovant: (a) an exclusive (even as to Angion), royalty-bearing license, with the right to grant Sublicenses through multiple tiers in accordance with Section 2.2 (Sublicense Rights), under the Licensed Technology to Develop and use Compound and Licensed Product, and Commercialize Licensed Product, in the Licensed Field in the Territory; and (b) a non-exclusive license, with the right to grant Sublicenses including through multiple tiers in accordance with Section 2.2 (Sublicense Rights), under the Licensed Technology to Manufacture and have Manufactured Compound and Licensed Product inside and/or outside the Territory solely for Development and use of Compound and Licensed Product, and Commercialization of Licensed Product, in the Licensed Field in the Territory.

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2.2                               Sublicense Rights.

(a)                                 Subject to the terms of this Section 2.2 (Sublicense Rights), Sinovant may grant a Sublicense of the licenses granted in Section 2.1 (Licenses to Sinovant) through multiple tiers to Affiliates of Sinovant without notice to or the prior consent of Angion.  Upon written notice to Angion, Sinovant may grant a Sublicense to any Third Party to either Develop or Commercialize a Licensed Product, but not both, provided such Third Party is not a CMO or otherwise engaged in Manufacturing the Compound or Licensed Product.  Upon the prior written consent of Angion, such consent not to be unreasonably withheld, conditioned, or delayed, Sinovant may grant a Sublicense (i) of its right to both Develop and Commercialize a Licensed Product to any Third Party, and (ii) to a CMO or any Third Party otherwise engaged in Manufacturing the Compound or Licensed Product.

(b)                                 Each authorized Sublicense granted hereunder, if any, whether to an Affiliate or Sublicensee, shall be in writing and shall incorporate terms and conditions sufficient to enable Sinovant to comply with this Agreement.  Sinovant shall remain responsible for the performance by any of its Affiliates or Sublicensees and shall cause its Affiliates or Sublicensees to comply with the provisions of this Agreement in connection with such performance, including the non-compete, reporting, audit, inspection and confidentiality provisions hereunder, and shall terminate all relevant agreements with any such Affiliate or Sublicensee in the case of any breach of such terms and conditions by such Affiliate or Sublicensee.  Each Sublicensee shall also be prohibited from further sublicensing without Angion’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed.  Each Affiliate shall be permitted to grant its own Sublicenses to other Affiliates, and each Affiliate may grant its own Sublicenses to Third Parties down one-tier, but each Sublicensee of any Affiliate shall be prohibited from further sublicensing without Angion’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed.  For the avoidance of doubt, Sinovant will remain directly responsible for all amounts owed to Angion under this Agreement and Sinovant hereby expressly waives any requirement that Angion exhaust any right, power or remedy, or proceed against a Sublicensee for any obligation or performance hereunder prior to proceeding directly against Sinovant.

2.3                               Angion’s Retained Rights.  Angion retains the right under the Licensed Technology to (a) exercise its rights and perform its obligations under this Agreement; and (b) research, Develop, make, have made, use, promote, distribute, sell, offer for sale, have sold, import, export and otherwise Commercialize Compound and Licensed Products to the extent not inconsistent with the exclusive rights granted to Sinovant under Section 2.1 (Licenses to Sinovant).

2.4                               Transfer of Licensed Know-How.  Within [****] ([****]) days after the Effective Date, the Parties shall agree to a plan for the transfer of Licensed Know-How (including the date therein) and certain tangible materials (exclusive of Compound and Licensed Product supplied by Angion to Sinovant pursuant to the supply agreement to be negotiated in accordance with Section 6.1) Controlled by Angion as of the Effective Date (the “Transfer Plan”) (subject to the Parties entering into an appropriate material transfer agreement with respect to such tangible materials if and to the extent requested by either Party).  As soon as practical and pursuant to the Transfer Plan, Angion shall commence disclosing and making available to Sinovant the Licensed Know-How

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and materials listed in the Transfer Plan, according to the timeline set forth in the Transfer Plan.  The Parties shall cooperate with each other in good faith to enable a smooth transfer of the Licensed Know-How to Sinovant.  Upon Sinovant’s reasonable request, Angion shall use Commercially Reasonable Efforts to provide reasonable technical assistance, including making appropriate employees available to Sinovant at reasonable times, places and frequency, and upon reasonable prior notice, for the purpose of assisting Sinovant to understand and use the Licensed Know-How in connection with Sinovant’s Development of Licensed Products.  Notwithstanding the foregoing, this Section 2.4 (Transfer of Know-How and Materials) does not apply to any transfer of Manufacturing-related Know-How, which shall be required of Angion only as set forth in Section 6.2 (Manufacturing Technology Transfer).

2.5                               On-Going Transfers.  If, during the Term, a Party becomes aware of any Know-How or Patents it or the other Party (or their respective Affiliates) Control that are necessary or reasonably useful for the other Party to Develop, Manufacture, use or Commercialize the Compound or Licensed Products in such other Party’s Respective Territory, such Party shall promptly notify the other Party and the appropriate Party shall disclose and make available such Know-How or Patents to such other Party and shall provide reasonable technical assistance, including making appropriate employees available at reasonable times, places and frequency, and upon reasonable prior notice, for the purpose of assisting such other Party to understand and use such Know-How in connection with such other Party’s Licensed Product Development, Manufacturing, and Commercialization-related activities.

2.6                               No Implied Licenses; Negative Covenant.  Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Know-How, Patents, trademarks or other intellectual property rights owned or controlled by the other Party.  Sinovant hereby covenants not to practice, and not to permit or cause any of its Affiliate or any Third Party to practice, any Licensed Technology for any purpose other than as expressly authorized in this Agreement, including exclusively Developing and Commercializing Licensed Products in accordance with the Development Plan or Commercialization Plan, as applicable.

2.7                               Non-Diversion.

(a)                                 Each Party hereby covenants and agrees that it will not, and will ensure that its Affiliates will not, and will ensure its Sublicensees (or licensees) and subcontractors do not to, either directly or indirectly, promote, market, solicit, distribute, import, sell or have sold Licensed Products in the other Party’s Respective Territory, except in each case solely in the context of exercising Manufacturing rights (and thus attendant import and the like rights) in the other Party’s Respective Territory for purposes of Development and Commercialization in such Party’s own Respective Territory.

(b)                                 If a Party or any of its Affiliates or Sublicensees (or licensees) receives or becomes aware of the receipt by such Person of any orders for any Licensed Product for use outside such Party’s Respective Territory, such Person shall refer such orders to the other Party.

(c)                                  In furtherance of the foregoing, in the event that Party or any of its Affiliates or Sublicensees (or licensees) violates the provisions of this Section 2.7 (Non-Diversion) such

Party shall pay, or cause to be paid, to the other Party [****]; provided, that, such payment shall not (i) limit either Party’s other remedies with respect thereto, or (ii) apply with respect to the first such sale in violation of this Section 2.7 (Non-Diversion) and, [****].

2.8                               Exclusivity.

(a)                                 Angion represents and warrants that neither it nor its Affiliates has developed or commercialized or is developing or commercializing, in each case any Competing Product.  During the Term, Angion shall not, and shall ensure that its Affiliates and Sublicensees do not, develop or commercialize in the Territory any Competing Product; provided, that, this Section 2.8(a) shall not apply to any Person acquiring Angion or any Persons that are Affiliates of such acquiring Person on the date of the acquisition.

(b)                                 Sinovant represents and warrants that neither it nor its Subsidiaries has developed or commercialized or is developing or commercializing, in each case any Competing Product.  During the Term, Sinovant shall not, and shall ensure that its Subsidiaries and Sublicensees do not, directly or indirectly, conduct, have conducted, exploit, or fund any activity that involves the conduct of, any research, development, manufacturing, importing, commercialization or exploitation of any Competing Product; provided, that, this Section 2.8(b)shall not apply to any Person acquiring Sinovant, or any Persons that are Affiliates of such acquiring Person on the date of the acquisition, to the extent that no such Persons derive any revenues from one or more products that compete with the Licensed Products and do not have any plans to develop and are not engaged in the development of any products that compete with the Licensed Products.  In furtherance of the foregoing, Sinovant shall maintain market-standard security practices at least as rigorous as a Person would maintain in respect of other Persons at arm’s-length of such Person, including appropriate administrative, physical and technical safeguards, including underlying operating system and network security controls and other firewalls that are designed to ensure that Licensed Technology, Sinovant Technology, and/or Sinovant Data is not accessed by, used by, received by, obtained by or otherwise provided to any of Sinovant’s Affiliates (other than its Subsidiaries), or their employees, contractors or other agents, in connection with the development, manufacturing, use or sale of a Competing Product.

(c)                                  It is the desire and intent of the Parties that the restrictive covenants contained in this Section 2.8 (Exclusivity) be enforced to the fullest extent permissible under Applicable Laws and public policies applied in each jurisdiction in which enforcement is sought.  Angion and Sinovant believe that the restrictive covenants in this Section 2.8 (Exclusivity) are valid and enforceable.  However, if any restrictive covenant should for any reason become or be declared by a competent court or competition authority to be invalid or unenforceable in any jurisdiction, such restrictive covenant shall be deemed to have been amended to the extent necessary in order that such provision be valid and enforceable, such amendment shall apply only with respect to the operation of such provision of this Section 2.8 (Exclusivity) in the particular jurisdiction in which such declaration is made.

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ARTICLE 3
GOVERNANCE

3.1                               Joint Development Committee.  Within [****] ([****]) days after the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or the “JDC”), composed of [****] ([****]) representatives of each Party (or such other equal number of representatives from each Party as the Parties may agree in writing from time-to-time), to coordinate the Development of the Compound and Licensed Products and Commercialization Licensed Products in the Licensed Field in the Territory.  Each JDC representative shall have appropriate knowledge and expertise and sufficient seniority within the applicable Party to make decisions arising within the scope of the JDC’s responsibilities.  The JDC shall:

(a)                                 serve as a forum for discussing and supervising Development of the Compound and Licensed Products in the Licensed Field in the Territory, including by (i) providing Sinovant with a forum to disclose to Angion Sinovant’s, or its Affiliates’ or Sublicensees’ activities with respect to achieving Regulatory Approvals of Licensed Products in the Territory; material clinical study results; and the Marketing Authorization Applications that Sinovant or any of its Affiliates reasonably expect to make, seek or attempt to obtain in the Territory; (ii) reviewing the Development Plan, including approving amendments and updates to the Development Plan, and (iii) coordinating the conduct of the Development activities;

(b)                                 serve as a forum for discussing and supervising the Commercialization of Licensed Products in the Licensed Field in the Territory, including by (i) providing Sinovant with a forum to disclose to Angion Sinovant’s, or its Affiliates’ or Sublicensees’ Commercialization activities with respect to Licensed Products in the Territory; (ii) reviewing the Commercialization strategy for the Territory; (iii) reviewing the Commercialization Plan, including approving amendments and updates to the Commercialization Plan, and (iv) coordinating the conduct of the Commercialization activities;

(c)                                  discuss intellectual property-related matters affecting, and affected by, the foregoing and other activities under this Agreement;

(d)                                 coordinate the Parties’ activities under this Agreement; and

(e)                                  perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement unless such provision is first amended in accordance herewith in order to avoid such conflict (including pursuant to such written agreement).

The JDC shall have only such powers as are expressly assigned to it in this Agreement, and such powers shall be subject to the terms and conditions of this Agreement.  For clarity, The JDC shall not have any right, power or authority: (i) to determine any issue in a manner that would conflict

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with the express terms and conditions of this Agreement; or (ii) to modify or amend the terms and conditions of this Agreement.

3.2                               JDC Membership and Meetings.

(a)                                 JDC Members.  Angion’s initial JDC representatives will be [****] and [****] and Sinovant’s initial JDC representatives will be [****] and [****].  Sinovant shall designate one of its JDC representatives to act as chairperson of the JDC; provided, that, for clarity, the chairperson shall have no further rights than any other representative to the JDC other than calling a meeting to order and issuing draft agendas and meeting minutes that the entirety of the JDC must agree on. Each Party may replace its JDC representatives (and, for Sinovant, the chairperson) on written notice to the other Party, but each Party shall strive to maintain continuity.  The JDC members shall jointly prepare an agenda and shall direct the preparation of reasonably detailed minutes for each JDC meeting, respectively, which shall be circulated within [****] ([****]) days of such meeting and thereafter approved by both Parties as soon as possible; provided, that in the event of any disagreement it shall be noted in the minutes and finalized with such notation(s).

(b)                                 JDC Meetings.  The JDC will hold its first meeting within [****] ([****]) days of establishment of the JDC pursuant to Section 3.1 (Joint Development Committee).  At this first meeting, the JDC will address the initial transfer of Licensed Know-How and materials provided for in Section 2.4 (Initial Transfer of Know-How and Materials) and any other topics the Parties deem appropriate.  Thereafter, the JDC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than twice per Calendar Year.  Meetings may be held in person, or by audio or video teleconference; provided, that unless otherwise agreed by both Parties, at least [****] ([****]) meeting per year shall be held in person, and all in-person JDC meetings shall be held at locations mutually agreed upon by the Parties. Each Party shall be responsible for all of its own expenses of participating in JDC meetings.

(c)                                  Non-Member Attendance.  Each Party may from time to time invite a reasonable number of participants, in addition to its representative, to attend JDC meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide at least [****] ([****]) days prior written notice (to the extent practicable, and otherwise as soon as possible) to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld, conditioned or delayed.  Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

(d)                                 Appointment Not an Obligation.  The appointment of members to the JDC is a right of each Party and not an obligation and shall not be a “deliverable” as defined in EITF Issue No. 00-21.  Each Party shall be free to determine not to appoint members to the JDC. If a Party (the “non-Appointing Party”) does not appoint members to the JDC, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and the other Party (the

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“Appointing Party”) shall have the votes and the decision-making power of the non-Appointing Party unless and until such members are appointed by the non-Appointing Party.

(e)                                  Discontinuation; Disbandment; Annual Reports.  Subject to Section 3.2(d) (Appointment Not an Obligation), once established, the JDC shall continue to exist until the first to occur of: (i) the Parties mutually agreeing to disband the JDC; and (ii) Angion providing to Sinovant written notice of its intention to disband the JDC. Upon the occurrence of either of the foregoing, (A) the JDC shall disband, have no further responsibilities or authority under this Agreement and will be considered dissolved by the Parties and (B) any requirement of a Party to provide information or other materials to the JDC shall be deemed a requirement to provide such information or other materials to the other Party and [****] shall have the right to decide all matters that are subject to the review or approval by the JDC hereunder, with any disputes to be resolved pursuant to Section 14.1 (Governing Law and Dispute Resolution).

3.3                               JDC Decision-Making.  All decisions of the JDC shall be made by unanimous vote, with each Party’s representatives collectively having [****] ([****]) vote.  If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JDC, the representatives of the Parties cannot reach an agreement as to such matter within [****] ([****]) Business Days after such matter was brought to the JDC for resolution, such disagreement shall be referred to the Chief Executive Officer of Angion (or his or her designee) and the Chief Executive Officer of Sinovant (or his or her designee) (collectively, the “Executive Officers”) for resolution, who shall use good faith efforts to resolve such matter within [****] ([****]) Business Days after it is referred to them.   If the Executive Officers are unable to reach consensus on any such matter during such period, then the [****] shall have the right to make the final decision unless that decision would reasonably be expected to (a) [****], (b) [****], or (c) [****].  Notwithstanding the foregoing, the Parties hereby agree that matters explicitly reserved to the consent, approval or other decision-making authority of one or both Parties, as expressly provided in this Agreement between the Parties, are outside the jurisdiction and authority of the JDC, including (i) amendment, modification or waiver of compliance with this Agreement (which may only be amended or modified as provided in Section 14.3 (Entire Agreement; Amendments), including requiring the other Party to take on any obligations not set forth in this Agreement, or compliance with which may only be waived as provided in Section 14.5 (Non-Waiver) and (ii) such other matters as are reserved to the consent, approval, agreement or other decision-making authority of either or both Parties in this Agreement that are not required by this Agreement to be considered by the JDC prior to the exercise of such consent, approval or other decision-making authority.

ARTICLE 4
DEVELOPMENT

4.1                               General.  Subject to the terms and conditions of this Agreement, Sinovant shall be solely responsible for the Development of the Compound and Licensed Products in the Licensed

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Field in the Territory, including the performance of preclinical and clinical studies of the Compound and Licensed Products in the Licensed Field in the Territory.

4.2                               Development Plan.  Sinovant shall conduct all Development of the Compound and Licensed Products in the Licensed Field in the Territory in accordance with a comprehensive development plan (as amended in accordance with this Agreement, the “Development Plan”), including the timelines set forth therein, the initial version of which will be provided by Sinovant to Angion promptly following the Effective Date.  As soon as practicable following the Effective Date, and considering the progress of technology transfer under Section 2.4 (Transfer of Know-How and Materials), Sinovant shall amend and update such initial version of the Development Plan to include, among other things, the Indications for which the Licensed Product is to be Developed and other exploratory Indications for which the Product may be developed, critical activities to be undertaken, certain timelines, go/no go decision points and relevant decision criteria.  The Development Plan shall be focused on efficiently obtaining Regulatory Approval for the Licensed Product in the Licensed Field in the Territory, while taking into consideration actual and potential Development, Regulatory Approval or commercial impacts on the Licensed Product outside of the Territory and/or the Licensed Field. Any such amendment to the Development Plan will be approved by the JDC; provided, that, under no circumstances shall Sinovant conduct any Development activities as part of a Development Plan that would reasonably be expected to have a material adverse safety effect on the Development or Commercialization of the Compound outside of the Territory.  From time to time, but at least once per Calendar Year, Sinovant will update the Development Plan and submit such updated plan to the JDC for review, discussion, and approval.  If the terms of the Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.3                               Development Diligence.  Sinovant, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Develop, and to obtain Regulatory Approval for the Compound and Licensed Product in the Licensed Field in the Territory.  Prior to receipt of the first Regulatory Approval in the Territory, the Parties acknowledge and agree that Sinovant’s failure to undertake any Development activities for a period of [****] ([****]) cumulative months shall be deemed to be a material breach of Sinovant’s Development diligence obligations under this Section 4.3 (Development Diligence).

4.4                               Development Costs.  As between the Parties, Sinovant shall be solely responsible for the cost for the Development of Compound and Licensed Products in the Licensed Field in the Territory.  Without limiting the foregoing, the Parties acknowledge and agree that there may be global studies that are mutually beneficial to their Respective Territories and that the Parties may agree to share any responsibilities with respect thereto pursuant to a separate written agreement.

4.5                               Development Records.  Sinovant shall maintain reasonably complete, current and accurate records in compliance with Applicable Laws, of all Development activities conducted by or on behalf of Sinovant, its Affiliates and Sublicensees for any Compound and Licensed Product in the Licensed Field in the Territory, and all data and other information resulting from such activities (“Development Records”).  Development Records shall properly reflect all work done

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and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes.  Once per Calendar Year, on or about September 1, Sinovant shall provide to Angion copies of all Development Records generated since the last such delivery of Development Records to Angion. Development Records shall be retained by Sinovant for at least [****] ([****]) years from the dates to which any such records pertain or for such longer period as may be required by Applicable Laws.

4.6                               Compliance.  Sinovant agrees that in performing its obligations and exercising its rights under this Agreement: (a) it shall comply with all Applicable Laws; and (b) without limiting Section 12.2(b) (Debarment), it will not employ or engage any Person who has been debarred or disqualified by any Regulatory Authority, or is the subject of debarment or disqualification proceedings by a Regulatory Authority.

4.7                               Subcontractor.  Without limiting Section 2.2 (Sublicense Rights) to the extent applicable, Sinovant shall have the right to engage subcontractors, CMOs, and contract research organizations for the performance of its obligations under the Agreement, with the prior written consent of Angion, such consent not to be unreasonably withheld, conditioned, or delayed; provided, however, that Sinovant shall remain responsible for and be guarantor of the performance by its Affiliates and Third Party subcontractors, and shall cause its Affiliates and Third Party subcontractors to comply, with the provisions of this Agreement in connection with such performance, including obligations of confidentiality and non-use of Angion’s Confidential Information and invention assignment consistent with those contained herein.  Sinovant shall remain responsible and liable for the performance any such subcontractor(s) and Sinovant hereby expressly waives any requirement that Angion exhaust any right, power or remedy, or proceed against an Affiliate or a Third Party subcontractor, for any obligation or performance hereunder prior to proceeding directly against Sinovant.  Where applicable, Sinovant shall, and shall cause its Affiliates and Third Party CMOs to, file the contract manufacturing arrangement with respect to the Licensed Product to be Developed and Commercialized in the Territory with the competent Government Authority(ies) with proper jurisdiction over such manufacturing arrangements.

ARTICLE 5
REGULATORY

5.1                               Regulatory Responsibilities.  Sinovant shall be responsible for all regulatory activities necessary to obtain and maintain Regulatory Approval of Licensed Products in the Licensed Field in the Territory.  Sinovant shall keep Angion informed of regulatory developments related to the Compound and Licensed Products in the Licensed Field in the Territory both via the JDC and Sinovant’s reports pursuant to Section 5.3 (Regulatory Reports).

5.2                               Regulatory Filings.  Sinovant shall prepare and submit all Regulatory Filings for Licensed Products in the Licensed Field in the Territory and shall own all Regulatory Filings and Regulatory Approvals for Licensed Products in the Licensed Field in the Territory.

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5.3                               Regulatory Reports.  Without limiting Section 4.5 (Development Records), on January 31 of each Calendar Year, Sinovant shall provide Angion with a written report summarizing the clinical data and safety results generated from the regulatory activities performed in the preceding Calendar Year by it and its Affiliates and Sublicensees.

5.4                               Regulatory Inspections.  If any Regulatory Authority (a) contacts Sinovant or any of its Affiliates or any Sublicensee with respect to the alleged improper Development, Manufacture or Commercialization of any Licensed Product, (b) conducts, or gives notice of its intent to conduct, an inspection at Sinovant’s or its Affiliate’s or a Sublicensee’s (including the facilities of any subcontractor(s) of any of the foregoing) facilities used in the Development or Manufacturing of Licensed Products, or (c) takes, or gives notice of its intent to take, any other regulatory action with respect to any activity of Sinovant or its Affiliates or a Sublicensee that could reasonably be expected to adversely affect any Development, Manufacture or Commercialization activities with respect to the Licensed Product in or outside of the Territory, then Sinovant will (i) promptly notify Angion of such contact, inspection or notice, (ii) provide copies of all material reports and correspondence received from or provided to any such Regulatory Authority in connection with any of the matters identified in the foregoing clauses (a), (b) or (c), and (iii) detailed minutes from any meetings with any Regulatory Authority related to the Licensed Product.

5.5                               Sharing of Regulatory Data and Filings.

(a)                                 Angion and Angion Affiliates.  To the extent not provided under Section 2.4 (Transfer of Know-How and Materials), Angion shall make available Angion’s and its Affiliates’ material Regulatory Data and material Regulatory Filings to Sinovant, its Affiliates, and Sublicensees, for no additional consideration, for use solely in the Development and Commercialization of the Licensed Products in the Licensed Field in the Territory and Manufacturing of the Licensed Products.  For clarity, this Section 5.5(a) (Angion and Angion Affiliates) does not apply to any transfer of Manufacturing-related information, which shall be required of Angion only as set forth in Section 6.2 (Manufacturing Technology Transfer); provided, that CMC-related information will be provided under this Section 5.5(a) (Sharing of Regulatory Data and Filings) for purposes of Regulatory Filings.

(b)                                 Angion Sublicensees.  Angion shall use Commercially Reasonable Efforts to negotiate agreements with its licensees of rights related to the Licensed Product, if any (and the Parties acknowledge none exist as of the Effective Date), to make available such licensees’ material Regulatory Data and material Regulatory Filings to Sinovant, its Affiliates, and Sublicensees (by way of Angion and not directly to any such entities), for no additional consideration, for use solely in the Development, Manufacturing and Commercialization of the Licensed Products in the Licensed Field in the Territory.

(c)                                  Sinovant.  Sinovant shall make available Sinovant’s, its Affiliates’, and its Sublicensees’ material Regulatory Data and material Regulatory Filings to Angion, its Affiliates, and sublicensees, for no additional consideration, for use solely in the Development and Commercialization of the Compound and the Licensed Products outside the Territory and Manufacturing of the Compound and the Licensed Products. Angion shall not provide any Regulatory Data or Regulatory Filings of Sinovant, its Affiliates, or Sublicensees to any of

Angion’s sublicensees who do not agree pursuant to Section 5.4(b) (Angion Sublicensees) to permit its Regulatory Data and Regulatory Filings to be shared with Sinovant, its Affiliates, and its Sublicensees.  With respect to providing Angion with any data generated from any clinical trial or other Development of the Compound or the Licensed Product by or on behalf of Sinovant (or any of its Affiliates, Sublicensees or Third Party subcontractors) or any other Sinovant Know-How, Sinovant will (and will cause its Affiliates, Sublicensees and Third Party subcontractors to) comply with all Applicable Laws and obtain all applicable approvals, including any required approvals from the China Human Genetic Resources Administration Office, as applicable.  With respect to material Regulatory Filings in the Territory, Sinovant will provide Angion with drafts of such filings reasonably prior to submission.

(d)                                 Maintenance.  Each Party shall provide its Regulatory Data and Regulatory Filings, and each Party shall receive and maintain the other Party’s Regulatory Data and Regulatory Filings, in conformity with all Applicable Laws (including data privacy laws) and in a good scientific manner appropriate for patent and regulatory purposes.  The Parties acknowledge and agree that it may be necessary to amend and supplement this Agreement, or to enter into one or more separate agreements, in order to facilitate compliance with applicable data privacy laws.

5.6                               Rights of Reference.  Angion hereby grants Sinovant the right to use and reference all Regulatory Filings (including data contained therein) and Regulatory Approvals for the Compound and Licensed Products outside the Territory submitted by or on behalf of Angion, its Affiliates or sublicensees, which right may be used by Sinovant only in the Licensed Field in the Territory.  Sinovant hereby grants Angion the right to use and reference all Regulatory Filings (including data contained therein) and Regulatory Approvals for the Compound and Licensed Products in the Territory submitted by or on behalf of Sinovant, its Affiliates or Sublicensees, which right may be used by Angion only outside the Territory.  Each Party shall execute any documentation that is reasonably requested by the other Party to facilitate the exercise of such rights of reference.

5.7                               Remedial Actions.  Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that a Licensed Product may be subject to any recall, withdrawal, corrective action or other regulatory action with respect to the Licensed Product taken by virtue of Applicable Laws (a “Remedial Action”).  The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action.  Sinovant shall have the sole discretion with respect to any matters relating to any Remedial Action with respect to any Licensed Product in the Licensed Field in the Territory, including the decision to commence such Remedial Action and the control over the conduct of such Remedial Action, provided that Sinovant shall notify Angion prior to making any public disclosure of Remedial Action and shall keep Angion regularly informed regarding any such Remedial Action.  Sinovant shall be solely responsible for the cost and expense of any such Remedial Action in the Licensed Field.  Angion shall have the sole discretion with respect to any matters relating to any Remedial Action with respect to any Licensed Product outside the Territory, including the decision to commence such Remedial Action and the control over the conduct of such Remedial Action, provided that Angion shall notify Sinovant prior to making any public disclosure of Remedial Action and shall keep Sinovant regularly informed regarding any such Remedial Action.  Angion shall be solely responsible for the cost and expense of any such Remedial Action in the Angion Field.  Notwithstanding anything to the contrary in this Section 5.7 (Remedial Actions), the Parties acknowledge and agree that supply and/or quality agreements between the Parties may vary and/or augment the rights and responsibilities of the Parties with respect to Remedial Actions.

5.8                               Pharmacovigilance.  As soon as practicable, but in any case within [****] ([****]) days from the Effective Date, the Parties shall define and finalize the actions that the Parties shall employ with respect to the Compound and Licensed Products to protect patients and promote their well-being in a written pharmacovigilance agreement (the “Pharmacovigilance Agreement”), with Angion (or its designee) as the global safety database holder.  These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of adverse event reports and any other information concerning the safety of the Compound and Licensed Products and shall ensure that adverse event associated with the Licensed Products and other safety information is exchanged according to a schedule that will permit each Party (and its designees or, solely with respect to Angion, its other licensees) to comply with Applicable Laws and regulatory requirements in their Respective Territories.  Such guidelines and procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Laws.

ARTICLE 6
MANUFACTURING

6.1                               Manufacturing Responsibilities.  Sinovant shall have the right to Manufacture the Compound and Licensed Product inside or outside the Territory solely to Develop the Compound and Licensed Product, and to Commercialize Licensed Product, in the Territory under and in accordance with this Agreement, at its sole expense.  Sinovant may conduct such Manufacturing activities itself or through a Third Party CMO, subject to Section 2.2 (Sublicense Rights) and Section 4.7 (Subcontractor).  Sinovant may also request that Angion use Commercially Reasonable Efforts to Manufacture the Compound and Licensed Product required by Sinovant for preclinical and clinical use in the Territory under this Agreement, which the Parties agree that Angion shall supply to Sinovant at no more than a price of [****] ([****]) of the [****].  Within [****] ([****]) days after the Effective Date, the Parties will use good faith efforts to enter into a supply agreement for the supply of Compound or Licensed Product to Sinovant by Angion.

6.2                               Manufacturing Technology Transfer.  In order to enable Sinovant to Manufacture Compound and Licensed Products, Angion agrees to do the following:

(a)                                 During a mutually agreed time period of no more than [****] ([****]) days (the “Manufacturing Transfer Period”), Angion shall make available and transfer to Sinovant, copies of existing embodiments of the Licensed Know-How in Angion’s possession that are necessary or reasonably useful in the Manufacture of Compound and Licensed Products and as of such date are being used by Angion to Manufacture the Compound and Licensed Products (the “Licensed Manufacturing Know-How”) solely for Sinovant to Manufacture or have Manufactured (to the extent permitted by this Agreement) the Compound and Licensed Products

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

in accordance with the terms and conditions of this Agreement.  To the extent that any Licensed Manufacturing Know-How is in the Control of Angion but is in the possession of a Third Party CMO of Angion (and is not in Angion’s possession), Section 6.2(b) (Manufacturing Technology Transfer) shall apply.

(b)                                 During the Manufacturing Transfer Period, upon Sinovant’s request, Angion will provide (i) introductions to Angion’s Third Party CMOs (“Angion CMOs”) for the Compound and Licensed Products and (ii) written authorization and instructions to any such Angion CMO in possession of Licensed Manufacturing Know-How to make such Licensed Manufacturing Know-How available to Sinovant and its Affiliates at no additional cost; provided, that Angion shall be invited to participate in any discussions between Sinovant and Angion CMOs and shall be copied on all correspondence. Angion shall be responsible for the costs for the first [****] of time charged by Angion CMOs to undertake such activities, and Sinovant shall be solely responsible for any additional costs charged by Angion CMOs.  Subject to the proviso in the first sentence of this Section 6.2(b) (Manufacturing Technology Transfer), Sinovant, in its sole discretion and at its sole expense, may contract with any such Angion CMO for technical assistance (both on site and otherwise) in the transfer and demonstration of the Licensed Manufacturing Know-How that is necessary to Manufacture the Compound and Licensed Products.

6.3                               Manufacturing Records. Sinovant shall, and shall require its Affiliates, Sublicensees and Third Party CMOs to maintain reasonably complete, current and accurate records in compliance with Applicable Laws, pertaining to Manufacturing of any Compound and Licensed Product (“Manufacturing Records”).  Once per Calendar Year, on or about [****], Sinovant shall provide to Angion copies of all Manufacturing Records generated since the last such delivery of Manufacturing Records to Angion.  Manufacturing Records shall be retained by Sinovant for at least [****] ([****]) years from the dates to which any such records pertain or for such longer period as may be required by Applicable Laws.

6.4                               Future Supply Agreement.  Upon request from Angion, the Parties will negotiate in good faith the terms of a supply agreement to provide for the supply by Sinovant of Compound or Licensed Product to Angion for Development and Commercialization outside the Licensed Field or Territory.

ARTICLE 7
COMMERCIALIZATION

7.1                               General.  Subject to the terms and conditions of this Agreement, Sinovant shall be responsible for all aspects of the Commercialization of the Licensed Products in the Licensed Field in the Territory, including, solely with respect to the Licensed Products in the Licensed Field in the Territory: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Government Authorities in the Territory regarding the price and reimbursement status of the Licensed Products and obtaining and maintaining Pricing Approvals; (c) marketing, medical affairs, and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

performing other related functions; and (g) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing and promotion of Licensed Products in the Licensed Field in the Territory.  As between the Parties, Sinovant shall be solely responsible for the costs and expenses of Commercialization of the Licensed Products in the Licensed Field in the Territory.

7.2                               Commercialization Plan.  Sinovant shall conduct all Commercialization of Licensed Products in the Licensed Field in the Territory in accordance with a comprehensive commercialization plan (as amended in accordance with this Agreement, the “Commercialization Plan”), the initial version of which Sinovant will prepare and provide to the JDC for review and approval no later than [****] ([****]) months prior to the anticipated First Commercial Sale of Licensed Product in the Licensed Field in the Territory.  From time to time, but at least once every Calendar Year, Sinovant will update the Commercialization Plan and submit such updated plan to the JDC for review, discussion and approval.  If the terms of the Commercialization Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

7.3                               Commercial Diligence.  Sinovant, directly and/or with or through Affiliates or Sublicensees, shall use Commercially Reasonable Efforts to Commercialize Licensed Products in the Licensed Field in the Territory.  Without limiting the foregoing, in connection with the Commercialization of Licensed Products in the Licensed Field in the Territory:

(i)                                     Sinovant shall not (A) sell any Licensed Product as part of a bundle with any other products, or (B) utilize deceptive, misleading or unethical business practices or (C) take any action or inaction, not otherwise required by Applicable Laws, that would reasonably be likely to have a material adverse effect on the sales of Licensed Product in the Territory;

(ii)                                  Sinovant shall undertake a First Commercial Sale within [****] ([****]) months of receipt of first Regulatory Approval for a Licensed Product in the Territory;

(iii)                               Upon request from Angion, Sinovant shall provide copies of any materials created by Sinovant for marketing, advertising and promoting the Licensed Products; and

(iv)                              Sinovant shall, and shall require its Affiliates and Sublicensees to, maintain reasonably complete, current and accurate records in compliance with Applicable Laws, pertaining to Commercialization of Licensed Products hereunder in sufficient detail to verify compliance with its obligations under this Agreement (“Commercialization Records”).  Once per Calendar Year, on or about September 1, Sinovant shall provide to Angion copies of all Commercialization Records generated since the last such delivery of Commercialization Records to Angion.  Commercialization Records shall be retained by Sinovant for at least [****] ([****]) years from the dates to which any such records pertain or for such longer period as may be required by Applicable Laws.

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

ARTICLE 8
FINANCIAL PROVISIONS

8.1                               Upfront Payment.  Within five (5) Business Days after the Effective Date, Sinovant shall pay to Angion a one-time, non-refundable and non-creditable upfront payment of four million Dollars ($4,000,000).

8.2                               Development and Regulatory Milestone Payments.

(a)                                 Within [****] ([****]) days after the first achievement of each milestone event below by or on behalf of Sinovant or any of its Affiliates or Sublicensees, Sinovant shall notify Angion of the achievement of such milestone event and Angion shall invoice Sinovant for the applicable non-refundable, non-creditable milestone payment corresponding to such milestone event as shown below.  Sinovant shall remit payment to Angion within [****] ([****]) days of the receipt of such invoice.

Development or Regulatory Milestone Events	Milestone Payments (in U.S. Dollars)
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
Total Potential Development and Regulatory Milestones	[****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

(b)                                 For clarity, multiple milestone payments (e.g., two or three) may become due at one time.  For example, if [****] will be due and if any of the milestone payments associated with [****] applies then such milestone payment will also be due.

8.3                               Commercial Milestone Payments.

(a)                                 Within [****] ([****]) days after the end of the first Fiscal Year in which annual Net Sales for that Fiscal Year reach any threshold indicated in the milestone events listed below, Sinovant shall notify Angion of the achievement of such milestone event and Angion shall invoice Sinovant for the corresponding non-refundable, non-creditable milestone payment set forth below. Sinovant shall remit payment to Angion within [****] ([****]) days of the receipt of such invoice.

Annual Net Sales Milestone Events	Milestone Payments (in U.S. Dollars)
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
Total Potential Commercial Milestones	[****]

(b)                                 For purposes of determining whether a Net Sales milestone event has been achieved, Net Sales of all Licensed Products in the Territory shall be aggregated.  For clarity, the annual Net Sales milestone payments set forth in this Section 8.3 (Commercial Milestone Payments) shall be payable only once for all Licensed Products, upon the first achievement of the applicable milestone event.

(c)                                  If a Milestone Event in Section 8.3 (Commercial Milestone Payments) is achieved and payment with respect to any previous milestone event has not been made, then such previous milestone event shall be deemed achieved, Angion shall invoice Sinovant for such unpaid

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previous milestone event(s) and Sinovant shall pay Angion such unpaid previous milestone payment(s) within [****] ([****]) days of receipt of such invoice.

8.4                               Royalty Payments.

(a)                                 Royalty Rate.  Sinovant shall pay to Angion non-refundable, non-creditable royalties on aggregate annual Net Sales of all Licensed Products in the Territory in each Fiscal Year (“Aggregate Annual Net Sales”) at the applicable rate(s) set forth below, with such royalties to be calculated by multiplying the applicable incremental amount of Aggregate Annual Net Sales in such Calendar Year by the corresponding royalty rate set forth in the table below:

Aggregate Annual Net Sales of the Licensed Products	Royalty Rate
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

(b)                                 Royalty Term.  Royalties under this Section 8.4 (Royalty Payments) shall be payable on a country-by-country and Licensed Product-by-Licensed Product basis from the First Commercial Sale of a Licensed Product in a country until the latest of: (i) expiration of the last-to-expire Valid Claim of the Licensed Patents that would, but for the licenses granted hereunder, be infringed by the Manufacture, Development, use, or Commercialization of such Licensed Product (or the Compound contained therein) in such country in the Territory; (ii) expiration of Regulatory Exclusivity for such Licensed Product in such country; or (iii) ten (10) years after the First Commercial sale of the Licensed Product in such country. (the “Royalty Term” for such Licensed Product and country).

(c)                                  Royalty Reports and Payment.  Within [****] ([****]) days after each Calendar Quarter, commencing with the Calendar Quarter during which the First Commercial Sale of any Licensed Product is made anywhere in the Territory, Sinovant shall provide Angion with a report that contains the following information for the applicable Calendar Quarter, on a Licensed Product-by-Licensed Product and country-by-country basis: (i) Net Sales in the Territory; (ii) a calculation of the royalty payment due on Net Sales in the Territory; (iii) the total deductions for Section 1.77 (Net Sales), including, each category (a)-(g) therein; and (iv) the exchange rates used in accordance with Section 8.6 (Currency; Exchange Rate).  Concurrent with the delivery of such report, Sinovant will pay Angion all royalties owed with respect to Net Sales for such Calendar Quarter.

(d)                                 Blended Royalty.  Sinovant acknowledges that (i) the Angion Know-How and the information included in the Angion’s Regulatory Filings licensed to Sinovant are

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proprietary and valuable and that without the Sinovant Know-How and such information, Sinovant would not be able to obtain and maintain Regulatory Approvals with respect to the Licensed Products, (ii) such Regulatory Approvals will allow Sinovant to obtain and maintain Regulatory Exclusivity with respect to the Licensed Products in the Licensed Field in the Territory, (iii) access to the Sinovant Know-How and the rights with respect to the Angion’s Regulatory Filings will have provided Sinovant with a competitive advantage in the marketplace beyond the exclusivity afforded by the Licensed Patents and Regulatory Exclusivity and (iv) the upfront payment and royalties set forth in Sections 8.1 (Upfront Payment) and 8.4 (Royalty Payments), respectively, are, in part, intended to compensate Angion for such exclusivity and such competitive advantage. The Parties agree that the royalty rate set forth in Section 8.4(a) (Royalty Payments) reflects an efficient and reasonable blended allocation of the value provided by Angion to Sinovant.

8.5                               Royalty Adjustments.  Except as otherwise set forth in this Agreement, royalties due hereunder are subject to adjustment as set forth below (such adjustments to be prorated for the Calendar Quarter in which the adjustment becomes applicable), provided, however, that the royalties payable under Section 8.4(a) (Royalty Rate) shall not be reduced by more than [****] ([****]) of the amounts set forth in Section 8.4(a) (Royalty Rate) by any or all reasons of the adjustments set forth below.

(a)                                 Royalty Adjustment for Third Party License Payments.  If Sinovant is required, or determines in good faith that it is reasonable necessary, to make any payments to a Third Party for a license under any Patent Controlled by such Third Party that would be infringed by the Manufacture, Development, use, or Commercialization of a Licensed Product (in the form in which it exists on, and using the manufacturing process used as of, the Effective Date) in the Licensed Field in any country in the Territory, or the Parties otherwise mutually agree in writing that Sinovant shall make any payments to a Third Party for a license under any Patent Controlled by such Third Party, then the amount of royalties payable under Section 8.4(a) (Royalty Rate) with respect to such Licensed Product and country shall be reduced by [****] ([****]) of the amount of such royalty payments to such Third Party on account of the sale of such Licensed Products in such country in such Calendar Quarter.

(b)                                 Royalty Adjustment for Generic Competition.  If there (i) is Minor Generic Competition for a particular Licensed Product in a particular country in a particular Calendar Quarter, the royalties payable to Angion on the sales of such Licensed Product in such country in such Calendar Quarter shall be reduced by [****] ([****]), and (ii) is Major Generic Competition for a particular Licensed Product in a particular country in a particular Calendar Quarter, the royalties payable to Angion on the sales of such Licensed Product in such country in such Calendar Quarter shall be reduced by [****] ([****]).

8.6                               Currency; Exchange Rate.  All payments to be made by Sinovant to Angion under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Angion.  If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rates at the closing on the last Business Day of the Calendar Quarter to which such payment relates as reported in The Wall Street Journal (Eastern U.S. Edition) on the following

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

day.  For the sake of clarity, the dollar amounts of Net Sales of Licensed Product set forth in the tables in Sections 8.3(a) and 8.4(a) are deemed to be the dollar equivalent of such Net Sales.

8.7                               Late Payments.  Late payments shall be subject to an interest charge of [****] ([****]) per month, or the maximum rate permitted by law, whichever is lower.

8.8                               Taxes.

(a)                                 Taxes on Income.  Notwithstanding anything else set forth in this Section 8.8 (Taxes), each Party shall solely bear and pay all Taxes imposed on such Party’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Party being organized under the laws of, or having an permanent establishment or office located in, the jurisdiction imposing such Tax (or any political subdivision thereof).

(b)                                 Tax Cooperation.  The Parties agree to use commercially reasonable efforts to cooperate with one another and use commercially reasonable efforts to avoid or reduce, to the extent permitted by Applicable Laws, Tax withholding and/or similar obligations in respect of royalties, milestone payments, and other payments made by Sinovant to Angion under this Agreement.  If withholding Taxes are imposed on any such payment, the liability for such Taxes shall be the sole responsibility of Sinovant, and Sinovant shall (i) deduct or withhold such Taxes from the payment made to Angion, (ii) timely pay such Taxes to the proper taxing authority, (iii) send proof of payment to Angion within [****] ([****]) days following such payment, and (iv) increase amounts payable hereunder as necessary so that after such withholding or deduction has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8.8 (Tax Cooperation) Angion receives an amount equal to the sum it would have received had no such withholding or deduction been made, provided, however, (x) no such additional amounts shall be required to be paid with respect to any Incremental Withholding Tax, and (y) Angion shall be required to repay or refund to Sinovant, without interest, any such increased amounts payable pursuant to the foregoing subclause (iv) to the extent any credit or deduction for U.S. federal income tax purposes attributable to such increased amounts results in an actual reduction in tax liability of Angion (or any Affiliate thereof) under Applicable Laws (calculated on a “with and without” basis as determined by Angion) in the Calendar Year in which such increased amounts are paid; provided however that nothing herein shall be construed to require Angion (or any Affiliate thereof) to make its Tax returns (or any other information relating to its taxes that it deems confidential) available to Sinovant or any other Person.  Each Party shall comply with (or provide the other Party with) any certification, identification or other reporting requirements that may be reasonably necessary in order for Sinovant to not withhold Tax or to withhold Tax at a reduced rate under an applicable bilateral income tax treaty.  Each Party shall provide the other with commercially reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding Taxes or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of Angion as the Party bearing the cost of such withholding Tax under this Section 8.8(b) (Tax Cooperation).  If (1) Sinovant (A) had a duty to deduct, withhold and pay over any tax to any governmental authority in connection with any payment it made to Angion under this Agreement but (B) failed to so deduct, withhold and timely pay over all or any portion of such tax, and (2) such tax or portion thereof is assessed against

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Angion, then Sinovant will indemnify and hold harmless Angion from and against any penalties imposed and reasonable costs incurred as a result thereof; provided, however, that (x) no such indemnification shall be due from Sinovant with respect to any Incremental Withholding Tax, and (y) Angion shall be required to repay or refund to Sinovant, without interest, any such increased amounts payable pursuant to the foregoing subclause (iv) to the extent any credit or deduction for U.S. federal income tax purposes attributable to such increased amounts results in an actual reduction in tax liability of Angion (or any Affiliate thereof) under Applicable Laws (calculated on a “with and without” basis as determined by Angion) in the Calendar Year in which such increased amounts are paid; provided however that nothing herein shall be construed to require Angion (or any Affiliate thereof) to make its Tax returns (or any other information relating to its taxes that it deems confidential) available to Sinovant or any other Person.

(c)                                  Transfer Tax. Subject to Sections 8.8(a) (Taxes on Income), and 8.8(b) (Tax Cooperation) above, and Section 8.8(d) (Value Added Tax), Sinovant on the one hand, and Angion, on the other hand, shall [****] any transfer, stamp, sales, use, or similar Taxes or obligations (“Transfer Tax”) imposed on amounts payable by Sinovant to Angion in connection with this Agreement. Each party shall cooperate with the other to file any Tax returns (as required to be filed under Applicable Laws) with respect to such Transfer Taxes.  The Parties acknowledge and agree that no Transfer Tax is due as of the Effective Date.  If any Transfer Tax arises or becomes due during the Term, the Parties shall discuss such Transfer Tax before either Party pays it and shall cooperate in good faith to minimize any such Transfer Tax to the extent permitted by Applicable Laws.

(d)                                 Value Added Tax.  Notwithstanding anything contained in Sections 8.8(a) (Taxes on Income), 8.8(b) (Tax Cooperation) or 8.8(c) (Transfer Tax)), this Section 8.8(d) (Value Added Tax) shall apply with respect to value added tax (“VAT”) and all applicable local surcharges. All payments to be made hereunder are exclusive of VAT and all local surcharges. No such payments shall be deducted for any VAT or local surcharge. If any VAT or local surcharge is chargeable in respect of any such payments, Sinovant shall pay and bear the VAT and the local surcharge at the applicable rate in respect of any such payments following the receipt of an invoice issued by Angion, as applicable, illustrating the amounts of the relevant payments and applicable VAT and local surcharge(es) separately. Sinovant shall make such VAT and local surcharge payments to the tax bureau timely in order to make the relevant payments by the due date of such payments.

8.9                               Financial Records and Audit.  Sinovant shall (and shall ensure that its Affiliates and Sublicensees will) maintain complete and accurate records in sufficient detail to permit Angion to confirm the accuracy of any royalty payments and other amounts payable under this Agreement and to verify the achievement of milestone events under this Agreement.  Upon at least [****] ([****]) days’ prior notice (except in the event of any suspected material breach of a payment obligation under this Agreement), such records shall be open for examination, during regular business hours, for a period of [****] ([****]) Calendar Years from the end of the Calendar Year to which such records pertain, and not more often than once each Calendar Year (except in the event of any subsequent “for cause” audit in connection with any suspected material breach of a payment obligation under), by an independent certified public accountant selected by Angion and

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reasonably acceptable to Sinovant, for the sole purpose of verifying for Angion the accuracy of the financial reports furnished by Sinovant under this Agreement or of any payments made, or required to be made, by Sinovant to Angion pursuant to this Agreement.; provided, that, Sinovant shall not have the right to reject any of the “Big 4” accounting firms if such firms are independent of and not currently representing or working for Angion.  The independent certified public accountant shall disclose to Angion only whether the audited reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Angion. No record may be audited more than once (except in the event of any subsequent “for cause” audit in connection with any suspected material breach of a payment obligation under). Angion shall bear the full cost of such audit unless such audit reveals an underpayment by Sinovant of more than [****] ([****]) of the amount actually due for any Calendar Year being audited, in which case Sinovant shall reimburse Angion for the documented costs for such audit.  Sinovant shall pay to Angion any underpayment discovered by such audit within [****] ([****]) business days after the accountant’s report, plus interest (as set forth in Section 8.7 (Late Payments)) from the original due date. If the audit reveals an overpayment by Sinovant, then Sinovant may take a credit for such overpayment against any future payments due to Angion.

8.10                        Audit Dispute.  If Sinovant disputes the results of any audit conducted pursuant to Section 8.9 (Financial Records and Audit), the Parties shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [****] ([****]) days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Auditor”).  The decision of the Auditor shall be final and the costs of such procedure as well as the initial audit shall be borne between the Parties in such manner as the Auditor shall determine.  If the Auditor determines that there has been an underpayment by Sinovant, Sinovant shall pay to Angion the underpayment within [****] ([****]) days after the Auditor’s decision, plus interest (as set forth in Section 8.7 (Late Payments)) from the original due date.  If the Auditor determines that there has been an overpayment by Sinovant, then Sinovant may take a credit for such overpayment against any future payments due to Angion.

ARTICLE 9
INTELLECTUAL PROPERTY RIGHTS

9.1                               Ownership.

(a)                                 Data.  All Data generated in connection with any Development, regulatory, Manufacturing or Commercialization activities with respect to any Compound or Licensed Product conducted by or on behalf of Sinovant or its Affiliates or Sublicensees that is not generated jointly on behalf of both Parties during the term (the “Sinovant Data”) shall be the sole and exclusive property of Sinovant or of its Affiliates or Sublicensees, as applicable.

(b)                                 Ownership of Inventions.  Ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws.  Each Party shall solely own any Inventions made solely by its or its Affiliates’ employees, agents or independent contractors (“Sole Inventions”). The Parties shall jointly own any

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Inventions that are made jointly by employees, agents or independent contractors of one Party or its Affiliates together with employees, agents or independent contractors of the other Party or its Affiliates (“Joint Inventions”). All Patents claiming Joint Inventions shall be referred to herein as “Joint Patents.” Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign and otherwise exploit the Joint Inventions and Joint Patents without the duty of accounting or seeking consent from the other Party.

(c)                                  Disclosure of Inventions.  Each Party shall promptly disclose to the other Party all Sole Inventions of such Party that are related to Compound or Licensed Products and all Joint Inventions, including any invention disclosures or other similar documents submitted to such Party by its employees, agents or independent contractors describing such Inventions, and shall promptly respond to reasonable requests from the other Party for additional information relating to such Inventions.

(d)                                 License to Angion.  Subject to the terms and conditions of this Agreement, Sinovant hereby grants to Angion (i) an exclusive (even as to Sinovant), royalty-free, fully-paid, license, with the right to grant sublicenses through multiple tiers, under, in and to the Sinovant Technology, to use, Develop and Commercialize the Compound and Licensed Products outside the Territory during the Term and (ii) a non-exclusive, royalty-free, fully-paid, license, with the right to grant sublicenses through multiple tiers, under, in and to the Sinovant Technology, to Manufacture  the Compound and Licensed Products during the Term solely for the Development, use, and Commercialization of the Compound outside the Territory.  Following the expiration of this Agreement (but not its early termination), such licenses shall remain non-exclusive, royalty-free, fully-paid, licenses, with the right to grant sublicenses through multiple tiers, globally.

9.2                               Patent Prosecution and Maintenance.

(a)                                 Licensed Patents and Joint Patents in the Territory.

(i)                                    [****] shall have the first right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Licensed Patents and Joint Patents in the Territory, at its sole cost and expense and by counsel of its own choice; provided, that (A) any such counsel shall be associated with a law firm that has office locations in both the Territory and the United States and is in general good standing, (B) [****] shall first discuss such counsel with [****] and [****] shall consider in good faith any comments provided by [****] with respect thereto, and (C) [****] shall not exercise any of its rights under this Article 9 (Intellectual Property Rights) in a manner that will be adverse to the intellectual property position of the Compound or Licensed Products outside of the Territory or that in any way will interfere with [****] prosecution of Licensed Patents outside of the Territory.  [****] shall consult with [****] and keep [****] reasonably informed of the status of such Patents and shall promptly provide [****] with all material correspondence received from any patent authority in connection therewith.  In addition, [****] shall promptly provide [****] with drafts of all proposed material filings and correspondence with any patent authority with respect to such Patents in the Territory for [****] review and comment prior to the submission of such proposed filings and correspondence.  [****] shall confer with

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[****] and consider in good faith [****] comments prior to submitting such filings and correspondence, provided that [****] provides such comments within [****] ([****]) days (or a shorter period reasonably designated by [****] if [****] ([****]) days is not practicable given the filing deadline) of receiving the draft filings and correspondence from [****].

(ii)                                In the event that [****] desires to abandon or cease prosecution or maintenance of any Licensed Patent or any Joint Patent in the Territory, [****] shall provide reasonable prior written notice to [****] of such intention to abandon (which notice shall be given no later than [****] ([****]) days prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office).  In such case, upon [****] written election, [****] shall have the right to assume prosecution and maintenance of such Patent at [****] expense.  If [****] does not provide such election during such [****] ([****]) day period, [****] may, in its sole discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent.

(iii)                            The Parties acknowledge and agree that (A) [****] shall file [****].

(b)                                 Joint Patents Outside the Territory.

(i)                                    [****] shall have the first right, but not the obligation, to control the preparation, filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Joint Patents outside the Territory, at its sole cost and expense and by counsel of its own choice.  [****] shall consult with [****] and keep [****] reasonably informed of the status of such Patents in the Territory and shall promptly provide [****] with all material correspondence received from any patent authority in connection therewith.  In addition, [****] shall promptly provide [****] with drafts of all proposed material filings and correspondence to any patent authority with respect to such Patents for [****] review and comment prior to the submission of such proposed filings and correspondence.  [****] shall confer with [****] and consider in good faith [****] comments prior to submitting such filings and correspondence, provided that [****] provides such comments within [****] ([****]) days (or a shorter period reasonably designated by [****] if [****] ([****]) days is not practicable given the filing deadline) of receiving the draft filings and correspondence from [****].

(ii)                                In the event that [****] desires to abandon or cease prosecution or maintenance of any Joint Patent outside the Territory, [****] shall provide reasonable prior written notice to [****] of such intention to abandon (which notice shall, to the extent possible, be given no later than [****] ([****]) days prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office).  In such case, upon [****] written election provided no later than [****] ([****]) days after such notice from [****], [****] shall have the right to assume prosecution and maintenance of such Patent at [****] expense.  If [****] does not provide such election within [****] ([****]) days after such notice from [****], [****] may, in its sole discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent.

(c)                                  Sinovant Patents.  In the event that Sinovant desires to abandon or cease prosecution or maintenance of any Sinovant Patent outside the Territory, Sinovant shall provide

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reasonable prior written notice to Angion of such intention to abandon (which notice shall, to the extent possible, be given no later than [****] ([****]) days prior to the next deadline for any action that must be taken with respect to any such Patent in the relevant patent office).  In such case, upon Angion’s written election provided no later than [****] ([****]) days after such notice from Sinovant, Angion shall have the right to assume prosecution and maintenance of such Patent at Angion’s expense.  If Angion does not provide such election within [****] ([****]) days after such notice from Sinovant, Sinovant may, in its sole discretion, continue prosecution and maintenance of such Patent or discontinue prosecution and maintenance of such Patent.

9.3                               Cooperation of the Parties.  Each Party agrees to reasonably cooperate in the preparation, filing, prosecution and maintenance of Patents under Section 9.2 (Patent Prosecution and Maintenance), at its own cost. Such cooperation includes: (a) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as enable the other Party to apply for and to prosecute patent applications in any country as permitted by Section 9.2 (Patent Prosecution and Maintenance); and (b) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution or maintenance of any such patent applications.

9.4                               Infringement by Third Parties.

(a)                                 Notice.  In the event that either Angion or Sinovant becomes aware of any infringement or threatened infringement by a Third Party of any Licensed Patent, Sinovant Patent or Joint Patent in the Territory or the submission to a Party or a Regulatory Authority in the Territory of an application for a product referencing a Licensed Product, or any declaratory judgment or equivalent action challenging any Licensed Patent or Joint Patent in the Territory in connection with any such infringement (each, a “Product Infringement”), it will promptly notify the other Party in writing to that effect.  Any such notice shall include evidence to support an allegation of infringement or threatened infringement, or declaratory judgment or equivalent action, by such Third Party.

(b)                                 Enforcement of Licensed Patents and Joint Patents.

(i)                                    [****] shall have the first right, as between [****] and [****], but not the obligation, to bring an appropriate suit or take other action against any Person engaged in, or to defend against, a Product Infringement in the Licensed Field of any Licensed Patent or Joint Patent, at its own expense and by counsel of its own choice.  [****] shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and [****] and its counsel will reasonably cooperate with [****] and its counsel in strategizing, preparing and prosecuting any such action or proceeding.  If [****] fails to bring an action or proceeding with respect to such Product Infringement of any Licensed Patent or Joint Patent within (A) [****] or (B) [****], whichever comes first, [****] shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and [****] shall have the right, at its own expense, to be represented in any such action by counsel of its own choice and [****] and its counsel will reasonably cooperate with [****] and its counsel in strategizing, preparing and prosecuting any such action or proceeding.

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(ii)                                Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to Product Infringement of any Licensed Patent or Joint Patent shall be used first to reimburse the Parties’ documented out-of-pocket legal expenses relating to the action or proceeding, and any remaining damages relating to Product Infringement of a Licensed Patent or Joint Patent (including lost sales or lost profits) shall belong to the Party who initiated the action; provided, that, if Sinovant is the Party initiating such action, then any recovery shall be deemed “Net Sales” hereunder.

(c)                                  Cooperation.  In the event a Party brings an action in accordance with this Section 9.4 (Infringement by Third Parties), the other Party shall reasonably cooperate, including, if required to bring such action, being named as a party to such action; provided, that if a Party is required to be named as a party than the other Party shall bear such Party’s costs in connection with being so named.

(d)                                 Other Infringement.  [****] shall have the sole right, but not the obligation, to bring and control, at its own cost and expense, any legal action in connection with any infringement of any Joint Patent outside the Territory.

9.5                               Infringement of Third Party Rights.  Each Party shall promptly notify the other in writing of any allegation by a Third Party that the Manufacture, Development, importation, use, marketing, offer for sale, or sale of the Compound or Licensed Product in the Territory infringes or may infringe the intellectual property rights of a Third Party.  If a Third Party asserts that any of its Patents or other rights are infringed by the Manufacture, Commercialization or Development by Sinovant or its Affiliates of any Licensed Product in the Territory, [****] shall have the right but not the obligation to defend against any such assertions at its sole cost and expense.  In the event that [****] elects not to defend against such Third Party claims within [****] ([****]) days of learning of same, [****] shall have the right, but not the obligation, to defend against such an action.  In any event, the other Party shall reasonably cooperate and shall provide full access to documents, information and witnesses as reasonably requested by the Party defending such action.  The Party defending the action will reimburse all Third Party costs incurred in connection with such requested cooperation.  Notwithstanding the foregoing, the Parties’ rights and obligations under this Section 9.5 (Infringement of Third Party Rights), including payment obligations, will be subject to the terms of Article 13 (Indemnification; Liability).

9.6                               Consent for Settlement.  Neither Party shall unilaterally enter into any settlement or compromise of any action or proceeding under this Article 9 (Intellectual Property Rights) that would in any manner alter, diminish, or be in derogation of the other Party’s rights under this Agreement or, in the case of [****], with respect to the Licensed Product outside the Territory, without the prior written consent of such other Party, which shall not be unreasonably withheld.  Notwithstanding the above, neither Party shall enter into any settlement of any such claim without the prior written consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make any monetary payment to the Party or any Third Party, or admit any wrongful conduct by the other Party or its Affiliates, or would limit or restrict the claims of or

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admit any invalidity and/or unenforceability of any of the Patents Controlled by the other Party in the Territory.

9.7                               Patent Extensions.  Sinovant and Angion shall have joint decision making authority regarding, and the Parties shall reasonably cooperate with each other in obtaining, patent term restoration, supplemental protection certificates or their equivalents, and patent term extensions with respect to the Licensed Patents and Joint Patents in the Territory where applicable.  For clarity, the mutual agreement of the Parties is required in determining which Patent will be the subject of any such extension.  [****] shall file for such extensions at [****] sole cost and expense.

9.8                               Trademarks.  Sinovant shall have the right to market the Licensed Products in the Licensed Field in the Territory under the trademarks of its choice; provided, that Sinovant may not include in any such trademarks any corporate names or any reference to any products of Angion or any of its Affiliates or licensees without the prior written consent of Angion (any such Trademarks, the “Product Trademarks”), and all goodwill associated therewith will inure to the benefit of Sinovant.  Angion may not use the Product Trademarks without the prior written consent of Sinovant (except to the extent necessary to perform its obligations under this Agreement).

ARTICLE 10
CONFIDENTIALITY; PUBLICATION

10.1                        Duty of Confidence.  Subject to the other provisions of this Article 10 (Confidentiality; Publication):

(a)                                 all Confidential Information disclosed by a Party (the “Disclosing Party”) or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party (the “Receiving Party”) and its Affiliates using at least the same standard of care as the Receiving Party uses to protect its own proprietary or Confidential Information (but in no event less than reasonable care for the industry);

(b)                                 the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c)                                  the Receiving Party may disclose Confidential Information of the Disclosing Party only to: (i) the Receiving Party’s Affiliates and, in the case of Sinovant as the Receiving Party, its Sublicensees; and (ii) employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and, in the case of Sinovant as the Receiving Party, Sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided, that such Persons are bound in writing to maintain the confidentiality, and not to make any unauthorized use, of the Confidential Information in a manner consistent with this Article 10 (Confidentiality; Publication).  Each Party shall be responsible for any breach of this Agreement by any Person to which Confidential Information of the other Party has been disclosed by or on behalf of such Party under this Agreement.

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10.2                        Exceptions.  The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate by competent written evidence that such Confidential Information:

(a)                                 is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party;

(b)                                 is in the public domain by use and/or publication before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of, or breach of this Agreement by, the Receiving Party or any individuals to whom the Receiving Party disclosed such Confidential Information as permitted by this Agreement;

(c)                                  is subsequently disclosed to the Receiving Party on a non-confidential basis by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d)                                 is developed by the Receiving Party independently and without use of or access to any Confidential Information disclosed to it by or on behalf of the Disclosing Party, as shown by contemporaneous written documents of the Receiving Party.

10.3                        Authorized Disclosures.  Notwithstanding the obligations set forth in Section 10.1 (Duty of Confidence), the Receiving Party may disclose Confidential Information of the Disclosing Party and the terms of this Agreement to the extent such disclosure is reasonably necessary in the following instances:

(a)                                 filing or prosecuting of Patents as permitted by this Agreement;

(b)                                 enforcing the Receiving Party’s rights under this Agreement or performing the Receiving Party’s obligations under this Agreement;

(c)                                  in Regulatory Filings for Licensed Products that such Party has the right to file under this Agreement;

(d)                                 prosecuting or defending litigation as permitted by this Agreement;

(e)                                  to the Receiving Party’s directors, Affiliates, actual or potential Sublicensees (in the case of Sinovant), commercial partners, independent contractors, consultants, attorneys, independent accountants or financial advisors who, in each case, have a need to know such Confidential Information in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, provided, in each case, that any such Person agrees to be bound by terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Person is obligated by applicable professional or ethical obligations) at least as restrictive as those set forth in this Article 10 (Confidentiality; Publication);

(f)                                   to actual or potential investors, investment bankers, lenders, other financing sources or acquirors (and attorneys and independent accountants thereof) in connection with potential investment, acquisition, collaboration, merger, public offering, due diligence or similar investigations by such Third Parties or in confidential financing documents, provided, in each case, that any such Third Party agrees to be bound by written terms of confidentiality and non-use (or, in the case of the Receiving Party’s attorneys and independent accountants, such Third Party is obligated by applicable professional or ethical obligations) that are no less stringent than those contained in this Agreement (except to the extent that a shorter confidentiality period is customary in the industry); and

(g)                                  such disclosure is required by court order, judicial or administrative process or Applicable Laws, provided that in such event the Receiving Party shall promptly inform the Disclosing Party of such required disclosure and provide the Disclosing Party an opportunity to challenge or limit the disclosure obligations.  Confidential Information that is disclosed as required by court order, judicial or administrative process or Applicable Laws shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10 (Confidentiality; Publication), and the Receiving Party shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

Notwithstanding the foregoing, in no event will Sinovant publicly disclose the structure of the Compound without the prior written consent of Angion, which will not be unreasonably withheld, and which may not be withheld if it would have a material adverse impact on Sinovant’s ability to meet its obligations under this Agreement, including in connection with obtaining Regulatory Approval or defending or enforcing patent protection.

10.4                        Publication.  Prior to any publication or public disclosure related to the Compound or any Licensed Product, including any peer reviewed manuscripts disclosing the results of studies carried out under this Agreement, Sinovant shall provide Angion with the opportunity to review and comment on such proposed publication at least [****] ([****]) days prior to its intended submission for publication or public disclosure.  Sinovant shall: (i) consider in good faith any comments thereto provided by Angion within such [****] ([****]) day period; (ii) remove any Confidential Information of Angion identified by Angion as part of its review; and (iii) delay such publication or public disclosure for an additional [****] ([****]) days (at Angion’s request and dated from the date of such request) to enable filing of Patents.

10.5                        Privileged Communications.  In furtherance of this Agreement, it is expected that the Parties may, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential in accordance with this Article 10 (Confidentiality; Publication), that they will not be deemed to waive any applicable attorney-client or attorney work product or other privilege and that they are made in connection with the shared community of legal interests existing between Angion and Sinovant, including the community of legal interests in avoiding infringement of any valid, enforceable patents of Third Parties and maintaining the validity of the Licensed Patents, Sinovant Patents and Joint Patents. In the event of any litigation (or potential litigation) with a

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Third Party related to this Agreement or the subject matter hereof, the Parties shall, upon either Party’s request, enter into a reasonable and customary joint defense or common interest agreement. In any event, each Party shall consult in a timely manner with the other Party before engaging in any conduct (e.g., producing information or documents) in connection with litigation or other proceedings that could conceivably implicate privileges maintained by the other Party. Notwithstanding anything contained in this Section 10.5 (Privileged Communications), nothing in this Agreement shall prejudice a Party’s ability to take discovery of the other Party in disputes between them relating to the Agreement and no information otherwise admissible or discoverable by a Party shall become inadmissible or immune from discovery solely by this Section 10.5(Privileged Communications).

10.6                        Publicity/Use of Names.  Subject to the remainder of this Section 10.6 (Publicity/Use of Names), no disclosure of the existence, or the terms, of this Agreement may be made by either Party or its Affiliates, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by law.  Notwithstanding the above, each Party and its Affiliates may disclose on its website and in its promotional materials that the other Party is a development partner or licensee/licensor (as applicable) of such Party for the Licensed Products and may use the other Party’s name and logo in conjunction with such disclosure.

(a)                                 A Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (“SEC”) (or equivalent foreign agency) to the extent required by law after complying with the procedure set forth in this Section 10.6 (Publicity/Use of Names).  In such event, the Party seeking to make such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no more than [****] ([****]) days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by applicable SEC regulations.  The Party seeking such disclosure shall exercise Commercially Reasonable Efforts to obtain confidential treatment of this Agreement from the SEC as represented by the redacted version reviewed by the other Party.

(b)                                 Further, each Party acknowledges that the other Party may be legally required, or may be required by the listing rules of any exchange on which the other Party’s or its Affiliate’s securities are traded, to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by law or such listing rules, provided that the Party seeking such disclosure shall provide the other Party with a copy of the proposed text of such disclosure sufficiently in advance of the scheduled release to afford such other Party a reasonable opportunity to review and comment thereon.

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(c)                                  The Parties agree to issue a mutually agreed joint press release promptly following the Effective Date.  If either Party desires to issue a subsequent press release or make a public announcement concerning the material terms of this Agreement or the Development or Commercialization of the Licensed Product under this Agreement, such as the achievement of Regulatory Approvals of the Licensed Product, such Party shall provide the other Party with the proposed text of such announcement for prior review and, except to the extent such press release or public announcement is permitted by subsection (a) or (b) above, approval by such other Party.

(d)                                 The Parties agree that after a public disclosure has been made or a press release or other public announcement has been issued in compliance with subsection (a), (b) or (c) hereof, each Party may make subsequent public disclosures or issue press releases or other public announcements disclosing the same content without having to obtain the other Party’s prior consent and approval.

10.7                        Reporting of Financial Information.  From and after the Effective Date, to the extent required by the SEC in connection with a Party or an Affiliate of such Party (“Registering Party”) registering securities in a public offering, the other Party (“Assisting Party”) shall use Commercially Reasonable Efforts to (a) cooperate with the Registering Party and their respective accountants and auditors by providing access to information, books, and records related to the Licensed Products as the Registering Party may reasonably require in connection with the preparation by the Registering Party of historical and pro forma financial statements related to the Licensed Products as may be required to be included in any filing made by the Registering Party under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation S-X and (b) without limiting the foregoing, shall provide the Registering Party with such information as is required for the Registering Party to prepare audited “carve out” financial statements related to the Licensed Products, for the [****] ([****]) Fiscal Years (in the case of [****]) or [****] ([****]) Calendar Years (in the case of [****]) prior to the Effective Date (or such shorter period as agreed to by Sinovant or Angion as applicable), and information requested by the Registering Party and reasonably necessary to prepare any applicable pro forma financial information required to be filed by the Registering Party with the SEC.  Such cooperation shall include, as applicable, (i) the signing of management representation letters to the extent required in connection with any such audit performed by the Registering Party’s auditors, (ii) providing the Registering Party and their respective accountants and auditors with access to management representation letters provided by the Assisting Party to the Assisting Party’s accountants and auditors, and (iii) causing the Assisting Party’s accountants, auditors, and counsel to cooperate with the Registering Party and its accountants, auditors, and counsel in connection with the preparation and audit of any financial information to be provided under this Section 10.7 (Reporting of Financial Information).  If the Assisting Party elects to provide the Registering Party with the audited financial statements contemplated hereunder, the selection of an external audit firm will be at the discretion of the Assisting Party.  Such financial statements shall be derived from the Assisting Party’s historical financial statements, and accurately present in all material respects the financial position of the Licensed Products as of the dates thereof.  The Assisting Party hereby consents to the inclusion or incorporation by reference of any financial statements provided to the Registering Party under this Section 10.7 (Reporting of Financial Information) in any filing by the Registering Party with the

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SEC and, upon request therefor of the Registering Party, agrees to request that any auditor of the Assisting Party that audits any financial statements provided to the Assisting Party or its Affiliates under this Section 10.7 (Reporting of Financial Information) consent to the inclusion or incorporation by reference of its audit opinion with respect to such financial statements in any filing by the Registering Party with the SEC.

ARTICLE 11
 TERM AND TERMINATION

11.1                        Term.  Unless earlier terminated as permitted by this Agreement, the term of this Agreement will commence upon the Effective Date and continue in full force and effect, on a Licensed Product-by-Licensed Product basis, until the expiration of the last Royalty Term for such Licensed Product in the Territory (the “Term”).  Upon the expiration (but not early termination) of the Term for such Licensed Product, the licenses granted to Sinovant shall continue in effect, as non-exclusive, fully paid-up, royalty-free, transferable, perpetual and irrevocable with respect to such Licensed Product in the Licensed Field in the Territory.

11.2                        Termination.

(a)                                 Termination by Sinovant for Convenience.  At any time, Sinovant may terminate this Agreement, at its sole discretion and for any reason or no reason, by providing written notice of termination to Angion, which notice includes an effective date of termination at least (i) ninety (90) days after the date of the notice if the notice is given before the Regulatory Approval of any Product; or (ii) one hundred eighty (180) days after the date of the notice if the notice is given after the Regulatory Approval of any Product.

(b)                                 Termination for Cause.  If either Party believes that the other is in material breach of this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party.  The allegedly breaching Party shall have ninety (90) days (sixty (60) days in the case of a payment-related breach) to cure such breach from the receipt of the notice.  If the allegedly breaching Party fails to cure that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement on written notice of termination.  Any right to terminate this Agreement under this Section 11.2(b) (Termination for Cause) shall be stayed for up to a period of ninety (90) days and the applicable cure period tolled in the event that, during such cure period, the Party alleged to have been in material breach shall have initiated dispute resolution in accordance with Section 14.9 (Dispute Resolution) with respect to the alleged breach, which stay and tolling shall continue until such dispute has been resolved in accordance with Section 14.9 (Dispute Resolution), provided that such dispute resolution shall be on an expedited basis with an outcome to be determined within six (6) months (including arbitration by the AAA (defined below)).  If a Party is determined to be in material breach of this Agreement, the other Party may terminate this Agreement if the breaching Party fails to cure the breach within thirty (30) days after the conclusion of the dispute resolution procedure (and such termination shall then be effective upon written notification from the notifying Party to the breaching Party).

(c)                                  Termination for Patent Challenge.  Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Angion may terminate this Agreement immediately upon written notice to Sinovant if (a) Sinovant or its Affiliates, individually or in association with any other person or entity, commences a legal action challenging the validity or enforceability of any Licensed Patents or any other Patent Controlled by Angion that claims the Compound or Product, or (b) a Sublicensee individually or in association with any other person or entity, commences a legal action challenging the validity or enforceability of any Licensed Patents or any other Patent Controlled by Angion that claims the Compound or Product and does not dismiss or withdraw such legal action within thirty (30) days of commencing such legal action.

(d)                                 Termination for Bankruptcy.  This Agreement may be terminated at any time during the Term by either Party upon the other Party’s filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

(e)                                  Automatic Termination for Nonpayment.  If Sinovant fails to pay Angion the upfront payment set forth in Section 8.1 (Upfront Payment) within five (5) Business Days after the Effective Date, this Agreement will automatically and immediately terminate.

(f)                                   Termination for Force Majeure.  Each Party shall have the right to terminate this Agreement upon written notice to the other Party if an event of force majeure (in accordance with Section 14.6 (Force Majeure)) prevents, prohibits, or otherwise inhibits such other Party from performing its obligations hereunder for a period of six (6) months.

11.3                        Effect of Termination.  Upon termination of this Agreement by either Party, the following consequences shall apply and shall be effective as of the effective date of such termination:

(a)                                 Sinovant’s license under Section 2.1 (License to Sinovant) shall terminate;

(b)                                 If this Agreement is terminated by Sinovant pursuant to Section 11.2(a) (Termination by Sinovant for Convenience) or by Angion pursuant to Section 11.2(b) (Termination for Cause), 11.2(c) (Termination for Patent Challenge), or 11.2(d) (Termination for Bankruptcy), then Sinovant hereby grants to Angion, effective only upon such termination, an exclusive, royalty free, fully paid, worldwide, perpetual and irrevocable license, with the right to grant sublicenses through multiple tiers, under the Sinovant Data, Sinovant Technology and Sinovant’s interest in any Joint Patents, to Develop, Manufacture, use and Commercialize the Compound and Licensed Products. If this Agreement is terminated by Sinovant pursuant to Section 11.2(b) (Termination for Cause), then Angion may request, within forty-five (45) days of termination, that Sinovant enter into good faith negotiations for no more than sixty (60) days concerning the terms of an agreement with Angion granting Angion a license under the Sinovant Data, Sinovant Technology, and Sinovant’s Interest in the Joint Patents.  If no agreement is reached, then Angion’s licenses under Section 9.1(d) (License to Angion) shall terminate, provided that, to the extent any Sinovant Data, Sinovant Technology, and Sinovant’s interest in any Joint Patents have been incorporated into the Compound or Licensed Product as Angion is Developing,

using, Manufacturing or Commercializing the same as of the effective date of termination, Angion’s licenses under Section 9.1(d) (License to Angion) shall not terminate, and the Parties shall proceed to resolve the issues regarding the terms of such agreement in accordance with Section 14.9 (Dispute Resolution).

(c)                                  Angion shall, as between the Parties, have the sole right, but not any obligation to Sinovant, to conduct all future Development, Manufacture and Commercialization of Compound and Licensed Products in the Licensed Field, at its sole cost and expense.

(d)                                 Sinovant shall return to Angion or destroy, at Angion’s election, all Confidential Information of Angion, including all copies thereof and all materials, substances and compositions delivered or provided by Angion to Sinovant, except to the extent necessary to practice the license granted in Section 11.3 (Effects of Termination - subsection(b)) above.

(e)                                  Sinovant shall assign to Angion all Regulatory Filings and Regulatory Approvals for any Compound and Licensed Product, and any Sinovant Know-How contained in such Regulatory Filings and Regulatory Approvals shall be subject to the license grants in Section 11.3(a) (Effects of Termination - subsection(b)) above.

(f)                                   Sinovant shall disclose to Angion all Sinovant Know-How and all Joint Inventions to the extent not already known to Angion, which may be necessary or reasonably useful for Angion to continue to Develop, Manufacture and Commercialize Compound and Licensed Products in the Licensed Field. In addition, Sinovant shall, at Angion’s request, provide reasonable technical assistance and transfer all Sinovant Know-How and Joint Inventions necessary to Manufacture Compound and Licensed Products to Angion or its designee.

(g)                                  Sinovant shall immediately transfer possession and ownership to Angion of all Regulatory Data that was created and/or developed under the terms of this Agreement for Compound or Licensed Product.

(h)                                 Sinovant shall transfer to Angion all units of Compound and Licensed Product in its possession at no cost to Angion.

(i)                                     Sinovant shall, and hereby does, effective on such termination, assign to Angion all of Sinovant’s and its Affiliates’ right, title and interest in and to any and all trademarks used by Sinovant and its Affiliates in the Territory in connection with its Development, Manufacture or Commercialization of Licensed Products (excluding any such trademarks that include, in whole or part, any corporate name or logo of Sinovant or its Affiliates), including all goodwill therein, and Sinovant shall promptly take such actions and execute such instruments, assignments and documents as may be necessary to effect, evidence, register and record such assignment.

(j)                                    Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement.  In addition, the provisions of Articles 1 (Definitions) (to the extent necessary to give effect to other surviving provisions), 8 (Financial Provisions) (with respect to amounts due or accruing prior to such expiration or termination), 9 (Intellectual Property Rights) (with respect to Joint Patents), 10 (Confidentiality; Publication), 13 (Indemnification; Liability) (except for Section 13.6), and 14 (General Provisions), and Sections 2.3 (Angion’s Retained Rights), 2.6 (No Implied Licenses; Negative Covenant), 4.5 (Development Records) (solely with respect to the obligation to maintain Development Records created prior to expiration or termination for the period set forth therein), 5.6 (Rights of Reference) (in connection with a Party’s exercise of any license (if any) it retains following such expiration or termination), 6.3 (Manufacturing Records) (solely with respect to the obligation to maintain Manufacturing Records created prior to expiration or termination for the period set forth therein), 7.3(iv) (Commercial Diligence) (solely with respect to the obligation to maintain Commercialization Records created prior to expiration or termination for the period set forth therein), 9.1(a) (Data), 9.1(b) (Ownership of Inventions),  9.1(d) (License to Angion), 11.1 (Term) (with respect to the final sentence and to the extent applicable in connection with the expiration of this Agreement), 11.3 (Effect of Termination) (to the extent applicable in connection with a termination of this Agreement), and 11.4 (Termination Not Sole Remedy), hereof shall survive the expiration or termination of this Agreement.

11.4                        Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES

12.1                        Representations and Warranties of Each Party.  Each Party represents and warrants to the other Party as of the Effective Date that:

(a)                                 it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder, and no approval from any governmental authority is required of such Party; and

(b)                                 this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument or understanding, oral or written, to which it is or becomes a party or by which it is or may become be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.2                        Mutual Covenants.

(a)                                 Employees, Consultants and Contractors.  Each Party covenants that it has obtained or will obtain written agreements from each of its employees, consultants and contractors who perform Development activities pursuant to this Agreement, which agreements will obligate such persons to obligations of confidentiality and non-use and to assign Inventions in a manner consistent with the provisions of this Agreement.

(b)                                 Debarment.  Each Party represents, warrants and covenants to the other Party that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or comparable laws in any country or jurisdiction other than the U.S., and it does not, and will not during the Term, employ or use the services of any person who is debarred or disqualified, in connection with activities relating to the Compound or Licensed Product.  In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, including the Party itself or its Affiliates, that directly or indirectly relate to activities contemplated by this Agreement, such Party shall immediately notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.

(c)                                  Compliance.  Each Party covenants as follows:

(i)                                    In the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws, including all export control, anti-corruption and anti-bribery laws and regulations, and shall not cause such other Party’s Indemnitees to be in violation of any Applicable Laws or otherwise cause any reputational harm to such other Party.

(ii)                                Such Party and its and its Affiliates’ employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to any Government Authority or representative thereof or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including either Party (and each Party represents and warrants that as of the Effective Date, such Party, and to its knowledge, its and its Affiliates’ employees and contractors, have not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a Government Authority or representative thereof or any other person in connection with the performance of such Party’s obligations under this Agreement, and each Party covenants that it and its Affiliates’ employees and contractors shall not, directly or indirectly, engage in any of the foregoing).

(iii)                            Such Party and its and its Affiliates’ employees and contractors shall has complied and will comply with all Anti-Corruption Laws and industry codes dealing with government procurement, conflicts of interest, corruption or bribery.

Each Party shall have the right to suspend or terminate this Agreement, upon written notice to the other Party, in its entirety where there is a credible finding, after a reasonable investigation, that the other Party, in connection with performance of such other Party’s obligations under this Agreement, has violated any Anti-Corruption Laws.

12.3                        Representations and Warranties by Angion.  Angion represents and warrants to Sinovant as of the Effective Date that:

(a)                                 it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Technology in a manner that is inconsistent with the exclusive license granted to Sinovant under Section 2.1 (Licenses to Sinovant);

(b)                                 Angion has not received any notice from a Third Party that the Development of any Compound or Licensed Product conducted by Angion prior to the Effective Date has infringed any Patents of any Third Party or misappropriated any other intellectual property of any Third Party and is not aware of any imminent or likely threat from a Third Party of such infringement or misappropriation;

(c)                                  Angion has not as of the Effective Date, and will not during the Term, grant any right to any Third Party under the Licensed Technology that would conflict with the rights granted to Sinovant hereunder;

(d)                                 Angion has no knowledge as of the Effective Date of any Third Party that is infringing or misappropriating any of the Licensed Technology;

(e)                                  no claim or action has been brought or, to Angion’s knowledge, threatened in writing by any Third Party alleging that the Licensed Patents are invalid or unenforceable, and no Licensed Patent is the subject of any interference, opposition, cancellation or other protest proceeding;

(f)                                   the patents and patent applications listed on Exhibit B constitute all abandoned, existing and/or anticipated Licensed Patents as of the Effective Date;

(g)                                  to Angion’s knowledge, as of the Effective Date and without any particular investigation, there is no Know-How necessary for the Development of the Compound (as the Compound exists, and as Angion is conducting such Development, on the Effective Date) that is Controlled (mutatis mutandis) by any Third Party;

(h)                                 all clinical trials conducted by Angion or its Affiliates prior to the Effective Date have been in material compliance with all Applicable Laws as relating to the U.S. (and specifically excluding Applicable Laws as relating to the Territory, including Chinese GCP, GLP, GDP and GMP); and

(i)                                     Angion shall avoid, and shall cause its Affiliates and Sublicensees, and its Affiliates’ and its and their Sublicensees’, employees, representatives, agents, and distributors, to avoid, taking or failing to take, any actions that Angion, such Affiliates or Sublicensees know or reasonably should know would jeopardize the goodwill or reputation of Sinovant, any of its Affiliates, or the Licensed Products or any Trademark associated therewith.

12.4                        Representations and Warranties by Sinovant.  Sinovant represents and warrants to Angion as of the Effective Date that:

(a)                                 Sinovant has received satisfactory responses from Angion to each specific written request for information, in connection with the execution of this Agreement, made by Sinovant prior to the Effective Date;

(b)                                 Sinovant’s (and its Affiliates, Sublicensees and subcontractors) compensation programs for their respective sales representatives in connection with the Commercialization of Licensed Products do not, and will not, provide financial incentives for the promotion, sales, and marketing of Licensed Products in violation of any Applicable Laws or any professional requirements;

(c)                                  All Licensed Products Commercialized or Manufactured by, or under authority of, Sinovant shall be:

(i)                                                      packaged, labeled, handled, stored and shipped in accordance with, and shall conform to, applicable specifications;

(ii)                                                  packaged, labeled, handled, stored and shipped in compliance with all Applicable Laws; and

(iii)                                              marketed, advertised, and promoted in accordance with all Regulatory Approvals and Applicable Laws; and

(d)                                 Sinovant shall (i) avoid, and shall cause its Affiliates and Sublicensees, and its Affiliates’ and its and their Sublicensees’, employees, representatives, agents, and distributors, to avoid, taking or failing to take, any actions that Sinovant, such Affiliates or Sublicensees know or reasonably should know would jeopardize the goodwill or reputation of Angion, any of its Affiliates, or the Licensed Products or any Trademark associated therewith, and (ii) represent Licensed Products accurately and fairly.

12.5                        Disclaimer.  Sinovant understands that the Compound and Licensed Product are the subject of ongoing clinical research and development and that Angion cannot ensure the safety or usefulness of the Compound or Licensed Product or that the Licensed Product will receive Regulatory Approvals.

12.6                        No Other Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 13
INDEMNIFICATION; LIABILITY

13.1                        Indemnification by Angion.  Angion shall indemnify and hold Sinovant, its Affiliates and Sublicensees, and their respective officers, directors, agents and employees (“Sinovant Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)                                 the use, Development, Manufacture, Commercialization, handling, storage or other disposition by or on behalf of Angion (other than by any Sinovant Indemnitees) or any of its Affiliates or Third Party licensees (excluding Sublicensees) of any Compound or Licensed Product outside the Territory, including any product liability claim outside the Territory; or

(b)                                 the gross negligence or willful misconduct of any of the Angion Indemnitees; or

(c)                                  any material breach by Angion of this Agreement;

except in each case, to the extent such Claims result from the material breach by Sinovant of any covenant, representation, warranty or other agreement made by Sinovant in this Agreement or the negligence or willful misconduct of any Sinovant Indemnitee.  Notwithstanding the above, Angion will have no obligation to defend or indemnify Sinovant or its Affiliates for any claim brought by a shareholder or a class of shareholders of Sinovant or its Affiliates including, securities fraud claims, shareholder direct claims, and shareholder derivative claims, expect to the extent resulting from the gross negligence or willful misconduct on the part of Angion or any Affiliate.

13.2                        Indemnification by Sinovant.  Sinovant shall indemnify and hold Angion, its Affiliates and (sub)licensees, and their respective officers, directors, agents and employees (“Angion Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)                                 the use, Development, Manufacture, Commercialization, handling, storage or other disposition by or on behalf of Sinovant (other than by any Angion indemnitees) or any of its Affiliates or Sublicensees of any Compound or Licensed Product in the Licensed Field in or for the Territory, including any product liability claim in the Territory; or

(b)                                 the gross negligence or willful misconduct of any of the Sinovant Indemnitees; or

(c)                                  the material breach by Sinovant of this Agreement;

except in each case, to the extent such Claims result from the material breach by Angion of any covenant, representation, warranty or other agreement made by Angion in this Agreement or the negligence or willful misconduct of any Angion Indemnitee.  Notwithstanding the above, Sinovant will have no obligation to defend or indemnify Angion or its Affiliates for any claim brought by a shareholder or a class of shareholders of Angion or its Affiliates including, but not limited to, securities fraud claims, shareholder direct claims, and shareholder derivative claims, expect to the extent resulting from the gross negligence or willful misconduct on the part of Sinovant or any Affiliate.

13.3                        Indemnification Procedure.  If either Party is seeking indemnification under Sections 13.1 (Indemnification by Angion) or 13.2 (Indemnification by Sinovant) (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such section as soon as reasonably practicable after receiving notice of the claim.  The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party.  The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense.  The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnifying Party.  Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without such Party’s written consent, which consent shall not be unreasonably withheld or delayed.  If the Parties cannot agree as to the application of Section 13.1 (Indemnification by Angion) or 13.2 (Indemnification by Sinovant) as to any claim, pending resolution of the dispute pursuant to Section 14.9 (Dispute Resolution), the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 13.1 (Indemnification by Angion) or 13.2 (Indemnification by Sinovant) upon resolution of the underlying claim.

13.4                        Mitigation of Loss.  Each Indemnified Party will take and will procure that its Affiliates take reasonable steps and actions to mitigate any Claims (or potential losses or damages) under this Article 13 (Indemnification; Liability).  Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

13.5                        Special, Indirect and Other Losses.  EXCEPT IN THE EVENT OF A PARTY’S BREACH OF SECTION 2.8 (EXCLUSIVITY) OR ARTICLE 10 (CONFIDENTIALITY; PUBLICATION) OR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 13.5 shall not be construed to limit either Party’s indemnification obligations under Section 13.1 (Indemnification by Angion) or Section 13.2 (Indemnification by Sinovant), as applicable, or Sinovant’s payment obligations to Angion hereunder.

13.6                        Insurance.  Each Party, at its own expense, shall maintain product liability and other appropriate insurance in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term.  Each Party shall provide a certificate of insurance evidencing such coverage to the other Party upon request.  Sinovant shall maintain, and shall cause its Affiliates, Sublicensees and Third Party subcontractors to maintain, such insurance as is required by all Applicable Laws during the Term.

ARTICLE 14
GENERAL PROVISIONS

14.1                        Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws with the exception of sections 5-1401 and 5-1402 of New York General Obligations Law.

14.2                        Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may (subject to, with respect to Sinovant, the final sentence of this Section 14.2 (Assignment)) assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent: (a) in connection with the transfer or sale of all or substantially all of the business or assets of such Party to which this Agreement relates to a Third Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets or otherwise; provided that in the event of any such transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) and its affiliates existing prior to the transaction shall not be included in the technology licensed hereunder; or (b) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such assignee. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section.  Any assignment not in accordance with this Section 14.2 (Assignment) shall be null and void. Notwithstanding the foregoing, Sinovant may not assign this Agreement to any Person (regardless of whether an Affiliate or Third Party and regardless of mechanism, including by operation of law or otherwise in connection with the transfer or sale of all or substantially all of the business or assets of such Party to which this Agreement relates) that derives any revenues from one or more Competing Products or is engaged in the development of any Competing Products.

14.3                        Entire Agreement; Modification.  This Agreement is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms.  This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein.  This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.  For the sake of clarity, the [****] is a distinct agreement between [****] and such [****] and is to be handled separately from this Agreement in accordance with the terms and conditions of the Prior NDA.

14.4                        Relationship Between the Parties.  The Parties’ relationship with one another, as established by this Agreement, is solely that of independent contractors.  This Agreement does not create any partnership, joint venture or similar business relationship between the Parties.  Neither Party is a legal representative of the other Party.  Neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

14.5                        Non-Waiver.  The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part,

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

in that instance or in any other instance.  Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

14.6                        Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, fire, floods, or other acts of God, or acts, omissions or delays in acting by any Government Authority.  The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

14.7                        Severability.  If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties.  The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

14.8                        Notices.  Any notice to be given under this Agreement must be in writing and delivered either (a) in person, (b) by air mail (postage prepaid) requiring return receipt, (c) by overnight courier, or (d) by e-mail with delivery and return receipts requested and confirmation of delivery thereafter, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other.  Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, five (5) days after the date of postmark; (iii) if delivered by overnight courier, the next day the overnight courier regularly makes deliveries or (iv) if sent by e-mail, the date of confirmation of receipt.

If to Angion:

[****]

Attention: [****]

With a copy to:

[****]

Attention: [****]

With a copy to:

[****]

Attention: [****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

If to Sinovant:

[****]

With a copy to:

[****]
Attention: [****]
Email: [****]

14.9                        Dispute Resolution.

(a)                                 The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof.  Subject to Section 14.9(h) (Dispute Resolution - subsection (h)), in the event the Parties cannot resolve such dispute, controversy or claim within a period of [****] ([****]) days, then the matter shall be referred to designated senior executives of the Parties for resolution. The initial designated senior executives shall be the [****] of Sinovant and the [****] of Angion.  Each Party shall be entitled to name substitute senior executives upon written notice to the other Party.

(b)                                 Except as expressly set forth in Section 14.9(h) (Dispute Resolution - subsection (h)), if, after going through this procedure, the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim (defined in Section 14.9(g) (Dispute Resolution - subsection (g)) below) shall be finally resolved by binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to the arbitration rules then in effect.

(c)                                  The arbitration shall be conducted by a panel of [****] ([****]) neutral arbitrators experienced in the pharmaceutical business, none of whom shall be a current or former employee or director, or a current stockholder, of either Party or any of their respective Affiliates or any Sublicensee: within [****] ([****]) days after initiation of arbitration, each Party shall select [****] ([****]) person to act as arbitrator and the [****] ([****]) Party-selected arbitrators shall select a [****] ([****]) arbitrator within [****] ([****]) days of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the [****] ([****]) arbitrator, the [****] ([****]) arbitrator shall be appointed by AAA.  The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.  The arbitrators shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the arbitration.  The award rendered by the arbitrators shall be final, binding and non-appealable and judgment may be entered upon it in any court of competent jurisdiction.

(d)                                 Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  The arbitrators’ authority to award punitive or any other type of damages not measured by a Party’s compensatory damages shall be subject to the limitation set forth in Section 13.5 (Special, Indirect and Other

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Losses).  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(e)                                  Except to the extent necessary to confirm or enforce an award or as may be required by law, neither Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of the other Party.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(f)                                   The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(g)                                  As used in this Section, the term “Excluded Claim” means a dispute, controversy or claim that concerns the construction, scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright.

(h)                                 Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing discussions between the Parties or any ongoing arbitration proceeding.  In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the construction, scope, validity, enforceability, inventorship or infringement of a patent, patent application, trademark or copyright, and no such claim shall be subject to arbitration pursuant to subsections (b) and (c) of this Section 14.9 (Dispute Resolution).  In the event that injunctive or other equitable relief is granted by a court, no bond or other security will need to be posted.

(i)                                     Except as expressly permitted in this Agreement, neither Party may, at any time or for any reason, offset any payments due to the other Party or its Affiliates under this Agreement.

14.10                 Performance by Affiliates.  Each Party may discharge any obligations and exercise any rights hereunder through any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.11                 Headings.  The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

14.12                 Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.13                 Business Day Requirements.  In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to require to be taken on the next occurring Business Day.

14.14                 English Language.  This Agreement has been prepared in the English language, and the English language shall control its interpretation.  In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the Parties regarding this Agreement shall be in the English language.

14.15                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

SINOVANT SCIENCES HK LIMITED		ANGION BIOMEDICA CORP.

By:	/s/ Benjamin D. Zimmer	By:	/s/ Jay Venkatesan

Name:	Benjamin D. Zimmer	Name:	Jay Venkatesan

Title:	Authorized Signatory	Title:	Chief Executive Officer

Date:	August 22, 2018	Date:	August 22, 2018

[SIGNATURE PAGE]

LIST OF EXHIBITS

Exhibit A:                                      [****]

Exhibit B:                                      Licensed Patents Abandoned, Anticipated and/or Existing as of the Effective Date

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Exhibit A:                                      BB3

***HIGHLY CONFIDENTIAL***

Provided separately

Exhibit B:                                      Abandoned, Existing and/or Anticipated Licensed Patents

[****]

[****] = [CONFIDENTIAL PORTION HAS BEEN OMITTED BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED